UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14(a)-12

IKANOS COMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously by written preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IKANOS COMMUNICATIONS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 3, 2014

2:00 P.M. PACIFIC DAYLIGHT TIME

We cordially invite you to attend the 2014 Annual Meeting of Stockholders of Ikanos Communications, Inc. The meeting will be held on Tuesday, June 3, 2014 at 2:00 p.m., Pacific Daylight Time, at the Fremont Marriott Silicon Valley, 46100 Landing Parkway, Fremont, CA 94538. At the meeting we will:

1.	Elect the Class III directors to serve a term of three years or until they retire, resign, or their successors are duly elected and qualified;

2.	Ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2014;

3.	Approve the Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 150,000,000 to 200,000,000;

4.	Approve the 2014 Stock Incentive Plan;

5.	Conduct an advisory vote on our executive compensation; and

6.	Transact any other business that may properly come before the meeting or any postponement or adjournment thereof.

These items are fully discussed in the following pages, which are made part of this Notice of Annual Meeting of Stockholders. Stockholders who owned shares of our common stock as of the close of business on Monday, April 14, 2014, may vote at the meeting. Even if you plan to attend the meeting, we request that you vote your shares as promptly as possible.

We have elected to provide our proxy materials to our stockholders via the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. We believe that this process allows us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials via the Internet and how to request a paper copy of those documents. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of our proxy materials by mail.

Your vote is very important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. You may vote your shares by telephone or via the Internet. If you requested a proxy card or voting instruction card by mail, you may submit your proxy by completing, signing, dating, and mailing your proxy card or voting instruction card in the envelope provided along with the card. Stockholders of record attending the meeting may vote in person, even if you have already voted your shares by telephone, via the Internet, or by returning a proxy card or voting instruction card.

Sincerely,

/s/ ANDREW S. HUGHES
Andrew S. Hughes Vice President, Chief Legal Officer and Corporate Secretary

Fremont, California

April 23, 2014

2014 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Page
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING	1
QUESTIONS AND ANSWERS	2
— Why are we providing the proxy materials?	2
— What information is contained in these materials?	2
— What proposals will be voted on at the Annual Meeting?	2
— What are the Board’s voting recommendations?	2
— Who can vote at the Annual Meeting?	2
— What is the difference between holding shares as a stockholder of record and as a beneficial owner?	3
— How many votes does Ikanos need to hold the Annual Meeting?	3
— How are votes counted?	3
— What is the voting requirement to approve each of the proposals?	4
— Can I vote my shares by filling out and returning the Notice?	4
— How can I vote my shares in person at the Annual Meeting?	4
— How can I vote my shares without attending the Annual Meeting?	4
— How can I change my vote after I vote or return my proxy card?	5
— Where can I find the voting results of the Annual Meeting?	5
— Who are the proxies and what do they do?	5
— What does it mean if I receive more than one Notice?	5
— What happens if additional proposals are presented at the Annual Meeting?	6
— Who will bear the cost of soliciting votes for the Annual Meeting?	6
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS	7
CORPORATE GOVERNANCE	8
PROPOSALS TO BE VOTED ON
— PROPOSAL ONE—Election of Directors	11
— PROPOSAL TWO—Ratification of Appointment of Independent Auditors	22
— PROPOSAL THREE—To Approve the Restatement of our Certificate of Incorporation to Increase the Number of Shares of our Authorized Common Stock from 150,000,000 to 200,000,000	24
— PROPOSAL FOUR—Approval of the 2014 Stock Incentive Plan	26
— PROPOSAL FIVE—Advisory Vote on our Executive Compensation	35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	36
EXECUTIVE COMPENSATION	38
— Compensation Discussion and Analysis	38
— Tax and Accounting Implications	43
— Compensation Committee Interlocks and Insider Participation	44
— Compensation Committee Report	44
— 2013 Summary Compensation Table	45
— Grants of Plan Based Awards	46
— Outstanding Equity Awards	47
— Post-Employment/Change-in-Control Payments	48
OTHER INFORMATION	55
Section 16(a) Beneficial Ownership Reporting Compliance	55
Certain Relationships and Related Person Transactions	55
Indemnification and Insurance	56
REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS	57
OTHER MATTERS	58

IKANOS COMMUNICATIONS, INC.

PROXY STATEMENT

FOR THE

2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 3, 2014

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors (Board) of Ikanos Communications, Inc. (Ikanos or the Company) is soliciting proxies for the 2014 Annual Meeting of Stockholders to be held at the Fremont Marriott Silicon Valley, 46100 Landing Parkway, Fremont, CA 94538 on Tuesday, June 3, 2014, at 2:00 p.m., Pacific Daylight Time (the Annual Meeting). This Proxy Statement contains important information for you to consider when deciding how to vote on the matters set forth in the attached Notice of Annual Meeting. Please read it carefully.

Internet Availability of Proxy Materials

Under the rules adopted by the U.S. Securities and Exchange Commission (SEC), we furnish our proxy materials to our Stockholders via the Internet, rather than mailing printed copies of those materials to each stockholder. You will not receive a printed copy of the proxy materials unless you request one or have previously made such request. If you would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice Regarding the Availability of Proxy Materials (the Notice).

We anticipate that the Notice will be mailed to stockholders on or about April 23, 2014.

Costs of Solicitation

We will pay the costs of soliciting proxies from our stockholders. We are required to request brokers and nominees who hold shares of our common stock in their name to furnish our proxy materials to the beneficial owners of such shares of our common stock. We will reimburse such firms and nominees for their reasonable expenses in forwarding the proxy materials to these beneficial owners. Certain of our directors, officers, and employees may solicit proxies on our behalf, without additional compensation, personally or by written communication, telephone, facsimile, or other electronic means.

Record Date and Shares Outstanding

Only stockholders of record at the close of business on April 14, 2014 (Record Date) are entitled to vote at the Annual Meeting. On the Record Date 98,751,256 shares of our common stock were outstanding. The closing price of our common stock on the NASDAQ Capital Market on the Record Date was $0.82 per share.

QUESTIONS AND ANSWERS

Although we encourage you to read the Proxy Statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you might have about the Annual Meeting.

Q:	Why are we providing the proxy materials?

A:	Our Board is providing these proxy materials to you in connection with the Annual Meeting, which will take place on Tuesday, June 3, 2014, at 2:00 p.m., Pacific Daylight Time. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:	What information is contained in these proxy materials?

A:	The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information.

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are five proposals scheduled to be voted on at the Annual Meeting:

Proposal One	Election of the Class III directors.
Proposal Two	Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2014.
Proposal Three	Approve the Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 150,000,000 to 200,000,000.
Proposal Four	Approve the 2014 Stock Incentive Plan.
Proposal Five	Advisory vote on our executive compensation.

Q:	What are the Board’s voting recommendations?

A:	Our Board recommends that you vote your shares as follows:

Proposal One	FOR the election of the nominees for Class III director for a term of three years or until their successors are duly elected and qualified.
Proposal Two	FOR the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm (Independent Auditors) for the fiscal year ending December 28, 2014.
Proposal Three	FOR approval of the Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 150,000,000 to 200,000,000.
Proposal Four	FOR approval the 2014 Stock Incentive Plan.
Proposal Five	FOR the approval, on an advisory basis, of our executive compensation.

Q:	Who can vote at the Annual Meeting?

A:

All stockholders who owned shares of our common stock at the close of business on the Record Date may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held as of the Record Date on all matters to be voted on. Stockholders do not have the right to cumulate votes. As of the close of business on the Record Date, 98,751,256 shares of our common stock were outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name, which is referred to as being beneficially owned. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record—If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (Transfer Agent), you are considered the stockholder of record with respect to those shares and the Notice is being sent directly to you by our Transfer Agent. As the stockholder of record, you have the right to grant your proxy directly to us or to vote in person at the Annual Meeting. You may also vote by telephone or via the Internet as described below under “How can I vote my shares without attending the Annual Meeting?” If you request a printed copy of the proxy material, you will also be mailed a proxy card for you to use.

Beneficial Ownership—If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by your broker, bank, or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a legal proxy from your broker, bank, or nominee. Your broker, bank, or nominee has provided you with a voting instruction card for you to use in directing the broker, bank, or nominee regarding how to vote your shares. You also may vote by telephone or via the Internet as described below under “How can I vote my shares without attending the Annual Meeting?”

Q:	How many votes does Ikanos need to hold the Annual Meeting?

A:	A majority of our outstanding shares as of the Record Date must be present in person or by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Shares are counted as present at the Annual Meeting if you:

•	are present and vote in person at the Annual Meeting; or

•	voted by telephone, via the Internet, or have properly submitted a proxy card or voter instruction card.

Q:	How are votes counted?

A:	You may vote either “FOR” or “WITHHOLD” with respect to the nominees for director. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the other four proposals: the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm; the approval of the restatement of our certificate of incorporation to increase the number of authorized shares of our common stock from 150,000,000 to 200,000,000; the approval of the 2014 Stock Incentive Plan; and the approval, on an advisory basis, of our executive compensation. If you abstain from voting on a proposal, it has the same effect as a vote against. If you just sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” each of the proposals described above.

The term broker non-votes refers to shares held by a brokerage firm, bank, or other nominee (for the benefit of its client) that are represented at the Annual Meeting, but with respect to which such broker, bank, or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers, banks, and nominees do not have discretionary voting authority on certain non-routine matters and accordingly may not vote on such matters absent instructions from the beneficial holder, such as the election of directors. Consequently, there likely will be broker non-votes on Proposals One, Three, Four, and Five. Broker non-votes are counted for the purpose of establishing a quorum for the Annual Meeting as described above under the caption “How many votes does Ikanos need to hold the Annual Meeting?” but are not counted as shares present and entitled to be voted with respect to matters on which the broker has expressly not voted.

Q:	What is the voting requirement to approve each of the proposals?

A:	With respect to Proposal One (the election of our directors), two of the three nominees are elected by a plurality vote, and therefore the two individuals receiving the highest number of “FOR” votes will be elected. One of the nominees is elected by the vote of the Tallwood Investors as described under the caption “Proposal One—Election of Directors—General.” Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. All other proposals submitted for stockholder approval require the affirmative “FOR” vote of a majority of the shares of our outstanding common stock represented, in person or by proxy, and voting at the Annual Meeting (Votes Cast). Broker non-votes are not considered to be Votes Cast with respect to a particular item.

Q:	Can I vote my shares by filling out and returning the Notice?

A:	No. The Notice does, however, provide instructions on how to vote by telephone or via the Internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the Annual Meeting.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you have requested a paper copy of the proxy card, please bring the proxy card or proof of identification to the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. This will not limit your right to vote at the Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your broker, bank, or nominee in order to vote at the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as a stockholder of record or are the beneficial owner of shares in street name, you may vote without attending the Annual Meeting.

BY TELEPHONE OR VIA THE INTERNET—if you hold your shares directly as a stockholder of record and you have telephone or Internet access, you may submit your proxy by telephone or via the Internet as indicated in the Notice.

If your shares are registered in the name of a broker, bank, or other nominee and they participate in a program provided through Broadridge Financial Solutions that offers telephone and Internet voting options, you may vote those shares by telephone or via the Internet as provided in the voter instruction card you receive from your broker, bank or other nominee at Broadridge Financial Solutions’ voting website (www.proxyvote.com).

Votes submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on June 2, 2014. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers that must be borne by the stockholder.

BY MAIL—if you request printed proxy materials, you may submit your proxy by mail by signing your proxy card or the voter instruction card provided by your broker, bank, or nominee, and mailing it in the provided pre-paid return envelope. If you provide specific voting instructions, your shares will be voted as you have instructed. Your proxy must be received by 11:59 p.m., Eastern Daylight Time on June 2, 2014.

Q:	How can I change my vote after I vote or return my proxy card?

A:	You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may do this by:

•	voting by telephone or via the Internet, either of which must be completed by 11:59 p.m., Eastern Daylight Time on June 2, 2014 (only your last telephone or Internet proxy will be counted);

•	signing and submitting a new proxy card with a later date; or

•	attending the Annual Meeting and voting in person.

Attending the Annual Meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a broker, bank or other nominee, you must contact that broker, bank or other nominee directly to revoke any prior voting instructions.

Q:	Where can I find the voting results of the Annual Meeting?

A:	The preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported on a Current Report on Form 8-K, which will be filed with the SEC within four business days after the Annual Meeting. If our final voting results are not available within four business days after the Annual Meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

Q:	Who are the proxies and what do they do?

A:	A proxy is your legal designation of another person to vote on your behalf. Dennis A. Bencala, our Chief Financial Officer, and Andrew S. Hughes, our Chief Legal Officer and Corporate Secretary, were designated by our Board as the proxy holders. By voting as provided above, you are giving the proxy the authority to vote your shares in the manner you indicate when you vote by telephone, via the Internet, or as indicated on your proxy card. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and, where a choice has been specified by the stockholder as provided in the proxy card, your proxy will be voted in accordance with the instructions you indicate on the proxy card. If you submit your proxy, but do not indicate your voting instructions, your shares will be voted “FOR” Proposals One, Two, Three, Four, and Five.

Unless you indicate otherwise on the proxy card, you also authorize your proxy holder to vote your shares on any matters not known by our Board at the time this Proxy Statement was printed and which, under our bylaws, is properly presented for action at the Annual Meeting.

Q:	What does it mean if I receive more than one Notice?

A:

You may receive more than one Notice. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice. Please follow the instructions for all Notices you receive. If you share an address with another stockholder and received only one Notice and would like to request an additional Notice, please send your request to Investor Relations, Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, CA 94538 or to ir@ikanos.com or call us at (510) 438-6231. You may also contact us if you received multiple copies of the Notice and would prefer to receive a single copy in the future.

Q:	What happens if additional proposals are presented at the Annual Meeting?

A:	Other than the five proposals described in this Proxy Statement, we do not expect any additional matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason one or more of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by our Board.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition to any mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We may retain the services of a third party firm to aid in the solicitation of proxies. If we do engage a third party firm, we will pay the customary costs associated with such engagement. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Our stockholders may submit proposals that they believe should be voted upon at next year’s annual meeting of stockholders. Stockholders may also recommend candidates for election to our Board. See “Corporate Governance and Other Matters-Consideration of Stockholder Recommendations and Nominations.” Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), some stockholder proposals may be eligible for inclusion in our 2015 proxy statement. Any such stockholder proposals must be submitted in writing to the attention of the Corporate Secretary, Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, CA 94538, no later than December 24, 2014, which is 120 calendar days prior to the anniversary of the mailing date of this Proxy Statement. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2015 proxy statement.

Alternatively, under our Bylaws, a proposal or a nomination of candidates for election to our Board that the stockholder does not seek to include in our 2015 proxy statement pursuant to Rule 14a-8 of the Exchange Act may be submitted in writing to the Corporate Secretary, Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, CA 94538, no later than January 23, 2015 for the 2015 Annual Meeting of stockholders, which is 90 calendar days prior to the anniversary of the mailing date of this Proxy Statement; provided, however, that in the event that no annual meeting was held in the previous year or the mailing date of the annual meeting has been changed by more than 30 days from the date of the prior year’s annual meeting, notice by the stockholder must be received not later than the close of business on the tenth day following the day notice of the date of the Annual Meeting was mailed or public disclosure was made, whichever occurs first.

As described in our Bylaws, a stockholder notice must set forth the following: a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; the name and address, as they appear on our books, of the stockholder proposing such business; the class and number of our shares that are beneficially owned by the stockholder; any material interest of the stockholder in such business; and any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in such stockholder’s capacity as a proponent to a stockholder proposal. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our Bylaws, the stockholder will not be permitted to present the proposal to our stockholders for a vote at the 2015 annual meeting. In addition to the notice above, when seeking to include a nomination, the stockholder must also include: the name, age, business address, and residence address of the nominee; the principal occupation or employment of the nominee; the class and number of shares of the corporation that are beneficially owned by the nominee; a description of all arrangements or understandings between the stockholder and each nominee, and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected).

CORPORATE GOVERNANCE

Board Independence

Our Board is the ultimate decision-making body for Ikanos, except with respect to those matters reserved for the approval of stockholders. In 2014 our Board has reviewed the independence of each director and director nominee, and concluded that, other than Omid Tahernia, current directors Diosdado Banatao, Jason W. Cohenour, Danial Faizullabhoy, Frederick M. Lax, George Pavlov, and James Smaha have had no material relationship with Ikanos or any of its subsidiaries or affiliates and, therefore, are independent under the listing rules of The NASDAQ Stock Market (the NASDAQ Rules).

On August 24, 2009, pursuant to the Securities Purchase Agreement dated April 21, 2009, by and among us, Tallwood III, L.P., a Delaware limited partnership, Tallwood III Partners, L.P., a Delaware limited partnership, Tallwood III Associates, L.P., a Delaware limited partnership, and Tallwood III Annex, L.P., a Delaware limited partnership (collectively, the Tallwood Investors), and the terms of our Certificate of Designation of Series A Preferred Stock (Certificate of Designation), the Tallwood Investors appointed these directors to our Board: Mr. George Pavlov as a Class I director, Mr. James Smaha as a Class II director, and Mr. Diosdado Banatao as a Class III director.

Our Board has determined that all directors serving as members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent under the NASDAQ Rules and the rules of the SEC.

Consideration of Stockholder Recommendations and Nominations

The Nominating and Corporate Governance Committee of our Board will consider both recommendations and nominations from stockholders for candidates to our Board. A stockholder who desires to nominate a candidate for election to our Board shall direct the nomination in writing to the Corporate Secretary, Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, CA 94538, shall follow the rules set forth by the SEC, and meet the deadlines and other requirements set forth in our Bylaws. See “Deadline for Receipt of Stockholder Proposals” above. For a stockholder recommendation to be considered by the Nominating and Corporate Governance Committee as a potential candidate for election at an annual meeting, recommendations for nominations must be received on or before the deadline for receipt of stockholder proposals. See “Deadline for Receipt of Stockholder Proposals.” A recommendation or nomination must also include a statement from the recommending or nominating stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments, and personal references.

Identifying and Evaluating Nominees for Director

The Nominating and Corporate Governance Committee uses the following procedures to identify and evaluate any individual recommended or offered for nomination to our Board:

•

The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the Nominating and Corporate Governance Committee from other sources.

•	In its evaluation of director candidates, including the members of our Board eligible for re-election, the Nominating and Corporate Governance Committee will consider the following:

¡	The current size and composition of our Board and the needs of our Board, including the Committees of our Board;

¡

Factors such as character, integrity, judgment, diversity of experience, diversity of personal background (that may enable a candidate to offer unique perspectives relevant to our business), independence, areas of expertise, corporate experience, potential conflicts of interest, other commitments and the like, and length of service with respect to candidates eligible for re-election. The Nominating and Corporate Governance Committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors; and

¡	Other factors that the Nominating and Corporate Governance Committee may consider appropriate.

•	The Nominating and Corporate Governance Committee requires the following minimum qualifications to be satisfied by any nominee for a position on our Board:

¡	The highest personal and professional ethics and integrity;

¡	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

¡	Skills that are complementary to those of the existing Board members;

¡	The ability to assist and support management and make significant contributions to our success; and

¡	An understanding of the fiduciary responsibilities that are required of a member of our Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

•

If the Nominating and Corporate Governance Committee determines that an additional or replacement director is required, the Nominating and Corporate Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Nominating and Corporate Governance Committee, our Board, or management.

•	The Nominating and Corporate Governance Committee may propose to our Board a candidate recommended or offered for nomination by a stockholder as a nominee for election to our Board.

Stockholder Communication with our Board of Directors

As our stockholder, you may contact any of our directors by writing to them via certified mail addressed to the Board of Directors, c/o Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, CA 94538. Any stockholder communication directed to our Board (other than concerns regarding questionable accounting or auditing matters, which will be directed directly to the Audit Committee) will first go to the Corporate Secretary, who will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in our stockholder communications log.

Unless the communication is marked “confidential,” the Corporate Secretary will review, summarize and, if appropriate, draft a response to the communication, and forward a copy of the stockholder communication and draft response to the chairperson of the Nominating and Corporate Governance Committee. The summary and response will become part of the stockholder communications log maintained with respect to all stockholder communications. Any stockholder communication marked “confidential” will be logged as “received” but will not be reviewed by the Corporate Secretary. Such confidential correspondence will be immediately forwarded to the chairperson of the Nominating and Corporate Governance Committee for appropriate action.

At least quarterly, or more frequently as may be appropriate, the Nominating and Corporate Governance Committee will forward copies of all such original stockholder communications along with the related memos and responses to our Board for review.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics applicable to all our employees. Our Code of Business Conduct and Ethics is available at the investor relations tab on our website located at http://www.ikanos.com/investor/governance/. The information on our website does not form any part of this report. Any waiver or amendment to our Code of Business Conduct and Ethics that applies to our Chief Executive Officer or Chief Financial Officer and other officers providing financial information will be disclosed on our website at www.ikanos.com or in a Current Report on Form 8-K filed with the SEC. Currently, there are no waivers or amendments.

Board Leadership Structure

Our Board has determined that having a non-management, independent director serve as Chairman of the Board is in the best interest of our stockholders at this time. The structure ensures a greater role for the independent directors in the oversight of our company, including the oversight of risks, the active participation of the independent directors in setting agendas, and establishing priorities and procedures for our Board. An independent Chairman of the Board allows our Board to have an independent perspective, which works in tandem with the viewpoint of our Chief Executive Officer, to provide robust review of our business and strategies. The Chairman of the Board has the following responsibilities:

•	presiding over all meetings of our Board;

•	preparing the agenda for Board meetings in consultation with the Chief Executive Officer and other members of our Board;

•	calling and presiding over meetings of the independent directors; and

•

working with the Chairman of the Nominating and Corporate Governance Committee to oversee our Board’s process for annual director self-assessment and evaluation of our Board and of the Chief Executive Officer.

Attendance by Board Members at the Annual Meeting of Stockholders

We do not have a policy regarding director attendance at our Annual Meeting of Stockholders; however, our directors are encouraged to attend each Annual Meeting. All directors, except one, serving on our Board at the time of our 2013 Annual Meeting of Stockholders attended our 2013 Annual Meeting of Stockholders.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Board currently has seven authorized directorships and consists of seven members. Our Board is divided into three classes, with Classes I and II composed of two directors and Class III composed of three directors. The directors in each class serve a three-year term. The terms of each class expire at successive annual meetings so that the stockholders elect one class of directors at each annual meeting.

The current composition of our Board is as follows:

Class III Directors (term expiring at this Annual Meeting)	Diosdado Banatao Jason W. Cohenour Omid Tahernia

Class I Directors (serving until 2015 Annual Meeting)	Frederick M. Lax George Pavlov

Class II Directors (serving until 2016 Annual Meeting)	Danial Faizullabhoy James Smaha

Our directors hold office until their successors have been elected or qualified or until the earlier of their death, resignation, disqualification or removal. There are no family relationships among any of our directors and executive officers. All of the directors are incumbent directors. Unless otherwise instructed, the holders of proxies solicited by this Proxy Statement will vote the proxies received by them “FOR” the Class III nominees, Mr. Cohenour and Mr. Tahernia. In the event that a nominee is unable or declines to serve as director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by our present Board to fill the vacancy. We are not aware of any reason that either Mr. Cohenour or Mr. Tahernia will be unable or will decline to serve as a director. Our Board recommends a vote “FOR” the election of Mr. Cohenour and Mr. Tahernia as Class III directors.

The other nominee for Class III director, Mr. Banatao, will be elected by the Tallwood Investors pursuant to the terms of our Certificate of Designation (the Tallwood Nominee). One of the Tallwood Investors, Tallwood III Partners, L.P., controls the single outstanding voting share of our Series A Preferred (the Voting Share). As the holder of the Voting Share, Tallwood III Partners, L.P. has the right to elect three out of seven members of our Board, provided that the Tallwood Investors hold at least 35% of our outstanding common stock plus warrants issued under the Securities Purchase Agreement entered into on April 21, 2009 with the Tallwood Investors (SPA). If at any time the Tallwood Investors’ ownership in our common stock falls below 35%, they will promptly notify us, and the number of directors that Tallwood Investors are entitled to elect to our Board will be reduced proportionally, and, if required under the terms of the Certificate of Designation, one or more Tallwood-elected directors will resign. The Tallwood Investors re-elected Mr. Smaha to our Board in June 2013 and re-elected George Pavlov to our Board in June 2012. Mr. Banatao’s term expires at this Annual Meeting, and the Tallwood Investors have informed us that Mr. Banatao is the Tallwood Nominee and that they intend to re-elect Mr. Banatao as a Class III director.

Directors’ Principal Occupation, Business Experience, Qualifications, and Directorships

The names of the members of our Board, including the Class III nominees, their ages as of April 14, 2014, and certain other information about them including any legal or administrative proceedings, if applicable, are set forth below.

Diosdado Banatao*	Age: 67

Director Since: August 2009

Chairman of the Board

Committees: Member of the Strategic Committee

Principal Occupation: Founder and Managing Partner of Tallwood Venture Capital (Tallwood) since July 2000. From April 2010 to July 2010 and from June 2011 to June 2012, Mr. Banatao served as our Interim President & CEO. From April 2008 to June 2009, Mr. Banatao served as Interim CEO of SiRF Technology Holdings, Inc., a publicly-traded company that was acquired by CSR plc in June 2009 (SiRF). From October 2006 to August 2007, Mr. Banatao served as Interim President and CEO of Inphi Corporation. Prior to forming Tallwood, Mr. Banatao was a venture partner at the Mayfield Fund (Mayfield), a venture capital firm, from January 1998 to May 2000. Mr. Banatao co-founded three technology startups: S3 Graphics Ltd in 1989, Chips & Technologies, Inc. in 1985, and Mostron in 1984.

Education: B.S.E.E. from the Mapua Institute of Technology in the Philippines and an M.S. in Electrical Engineering from Stanford University.

Board Memberships: Mr. Banatao has served as Chairman of the Board of Inphi Corporation since December 2000. Mr. Banatao served on the board of directors of CSR plc, a public company traded on the London Stock Exchange, from July 2009 to October 2010, SiRF prior to its acquisition by CSR plc, from February 1995 to June 2009, and Sequoia Communications from March 2003 to September 2009. Mr. Banatao also serves on the boards of directors of Alphion Corporation, Pixim Inc., Quintic Corporation, T-RAM Semiconductor, Inc., Wave Semiconductor, and Wilocity Ltd., each a private company.

Mr. Banatao’s background as an engineer, as well as a senior manager of, board member of, and investor in numerous semiconductor companies provides a diversity of experience for his service on our Board. The companies with which he has been involved range from start-up companies to very large public corporations. Mr. Banatao was appointed to our Board by the Tallwood Investors.

Jason W. Cohenour**	Age: 52

Director Since: February 2014

Committees: None

Principal Occupation: Since 2005, Mr. Cohenour has served as President and CEO and Director of Sierra Wireless, Inc. (Sierra).

Mr. Cohenour joined Sierra as Vice President of Sales in 1996 and held various executive positions until he became Chief Operating Officer in 2004.

Education: B.S. in Business Administration from the University of Rhode Island

Board Memberships: Director of Sierra Wireless, Inc.

Mr. Cohenour is a wireless industry veteran and widely acknowledged for leading Sierra to its dominant position in wireless machine-to-machine communications. His background and experience will be important as Ikanos continues to develop its next generation solutions.

Danial Faizullabhoy	Age: 52

Director Since: July 2001

Committees: Member of the Audit Committee and the Compensation Committee and Chair of the Nominating and Corporate Governance Committee

Principal Occupation: In March 2014, Mr. Faizullabhoy was appointed as the CEO of Cypherpath, Inc., an emerging leader in virtualization technology. From June 2012 through March 2014, Mr. Faizullabhoy worked as an independent consultant providing operational, financial, and strategic advice. From July 2006 through December 2012, he served as President and CEO of BroadLogic Network Technologies, Inc. (BroadLogic), a video-processing mixed signal semiconductor design and supply company. From July 1998 to July 2006, Mr. Faizullabhoy held various positions at Walden International Investment Group, a venture capital firm, including Venture Consultant, Venture Partner, and Managing Director. From 1986 to 1998, Mr. Faizullabhoy held various positions at Adaptec Inc., including Applications Engineer, Product/Marketing Manager, and Vice President and General Manager of its Target and Optical Peripheral Solutions Group.

Education: B.S.E.E. from Norwich University and a M.B.A. from Santa Clara University.

Board Memberships: Mr. Faizullabhoy served on the board of directors of the following private companies: BroadLogic from 1999 thru 2012; Matisse Networks, Inc. from May 2001 to April 2007; Sierra Atlantic, Inc. from July 1999 to April 2007; and Airtight Networks, Inc. from March 2004 to April 2007.

Mr. Faizullabhoy brings more than twenty years of management, technical, marketing, and venture capital experience to our Board, based upon his experience at numerous technology companies and through his role at Walden International Investment Group. In addition, his operational and financial experience as CEO of BroadLogic and Cypherpath enables him to provide us with insights related to the semiconductor industry and the emerging cloud-based software services opportunities.

Frederick M. Lax	Age: 61

Director Since: January 2008

Committees: Chair of the Audit Committee and member of the Compensation and Nominating and Corporate Governance Committees

Principal Occupation: Since 2006, Mr. Lax has worked as an independent communications executive advisor. From February 2001 to January 2006, Mr. Lax was employed by Tekelec Inc., a developer of next-generation switching and signaling telecommunications and network performance management technology, serving initially as its Chief Operating Officer and subsequently as President and CEO. Prior to his tenure at Tekelec, Mr. Lax held a number of senior executive positions at Bell Laboratories, AT&T, and Lucent Technologies.

Education: B.S.E.E. from the University of Notre Dame and a M.S. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology.

Board Memberships: Tekelec Inc., a public company, from February 2003 to January 2006. Chairman of the Board at Argent Networks, Ltd., a private company, from April 2006 to February 2008.

Mr. Lax has a long tenure in the communications systems business, including service at certain of our current customers. His insights as a former senior executive and current independent communications executive advisor enable Mr. Lax to provide guidance to our management on a wide variety of governance, strategic, and operations matters.

George Pavlov	Age: 53

Director Since: August 2009

Committee: Chair of the Compensation Committee

Principal Occupation: Since 2002, Mr. Pavlov has been a General Partner of Tallwood. Prior to joining Tallwood, Mr. Pavlov was CEO of eTime Capital from April 2000 to July 2001 and a General Partner and Chief Financial Officer of Mayfield, from April 1996 to April 2000. Before Mayfield, Mr. Pavlov was the Chief Financial Officer and Managing Director of Blum Capital Partners from May 1991 to April 1996, and he held several financial and sales management positions at NeXT Computer, Inc. from April 1987 to May 1991.

Education: B.S. in Accounting from Boston College.

Board Memberships: Alphion Corporation from May 2008 to December 2013, Amulaire Thermal Technology Inc. from July 2005 to January 2013, Chairman of the Board of Astute Networks Inc. from November 2005 to the present, Audience Inc. from December 2003 to the present, Calypto Design Systems Inc. from December 2002 to the present, Chairman of the Board of Crossing Automation Inc. from September 2005 to November 2012, Quintic Corporation from September 2006 to the present, and SVTC Technologies from March 2007 to January 2012, each a private company except Audience Inc.

With an extensive career as a finance and operations executive, Mr. Pavlov brings to our Board executive leadership, finance, operations and technology industry experience. In addition, with his experience as a director for several companies, he has extensive corporate governance experience. Mr. Pavlov was appointed to our Board by the Tallwood Investors.

James Smaha	Age: 78

Director Since: April 2010

Committees: Member of the Audit Committee and Compensation Committee

Principal Occupation: Mr. Smaha’s experience includes over 30 years in the semiconductor industry, including service as President and Executive Vice President of the Semiconductor Group of National Semiconductor Corporation as well as other senior roles at National Semiconductor Corporation from March 1974 to March 1989. Upon retiring in 1989, Mr. Smaha served as an independent consultant, including with S3 Graphics Ltd. and interWAVE Communications International Ltd., a communications company.

Education: B.A. in mathematics from the University of Maine.

Board Memberships: SiRF from October 2000 to June 2009.

Mr. Smaha brings to our Board the insights of a lengthy career as an engineer and senior executive in large semiconductor companies. Mr. Smaha was appointed to our Board by the Tallwood Investors.

Omid Tahernia**	Age: 53

Director Since: June 2012

Principal Occupation: Since June 2012 Mr. Tahernia has served as our President, CEO and a member of our Board. Prior to joining Ikanos Mr. Tahernia served as President and CEO of Tilera Corporation from October 2007 to October 2011. Mr. Tahernia was with Xilinx, Inc., first as Vice President and General Manager of the DSP Division from July 2004 to June 2006 and later as Vice President and General Manager of the Processing Solutions Group from June 2006 to September 2007. Mr. Tahernia served as Vice President and Director of Strategy and Business Development of the Motorola, Inc. Semiconductor Group from June 2003 to July 2004 and Vice President and General Manager of the Wireless & Mobile Systems Division from December 1998 until June 2003.

Education: B.S.E.E. from Virginia Polytechnic Institute & State University, and an M.S.E.E. from Georgia Institute of Technology.

As our President and CEO, Mr. Tahernia brings to our Board extensive leadership and industry experience, as well as an understanding of our business, research and development activities, operations, employees, risks, and management’s current and future plans and strategies.

*	Denotes nominee for election by the Tallwood Investors at the Annual Meeting.
**	Denotes nominee for election by the stockholders at the Annual Meeting.

Board Meetings

Our Board held 15 meetings in 2013. During 2013, each director attended at least 75% of the aggregate of the total number of meetings of our Board (held during the period for which he was a director) and the total number of meetings held by all committees of our Board on which such director served (held during the period that such director served). Generally, our non-management directors met without management present each time the full Board convened for a regularly scheduled meeting.

Board Committees

Our Board currently has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Strategic Committee. Each committee, other than the Strategic Committee, has a written charter that has been approved by our Board, copies of which can either be viewed at the investor relations section of our website at http://www.ikanos.com/investor/governance/ or may be obtained from us upon request. The table below shows current membership for each of the standing committees of our Board.

	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Strategic Committee
Diosdado Banatao	—	—	—	Member
Jason W. Cohenour	—	—	—	—
Danial Faizullabhoy	Member	Member	Chair	—
Frederick M. Lax	Chair	Member	Member	—
George Pavlov	—	Chair	—	—
James Smaha	Member	Member	—	—

Audit Committee. The Audit Committee is responsible for the oversight of our accounting, reporting and internal financial control structure. Among other functions, the Audit Committee is responsible for:

•	Overseeing and monitoring our accounting, financial reporting processes, audits, and the integrity of our financial statements;

•

Selecting, engaging, and overseeing the work of our independent registered public accounting firm (independent auditors) and reviewing the adequacy of our system of overseeing the independent auditors’ qualifications, independence and performance;

•	Assisting our Board in the oversight and monitoring of our compliance with legal and regulatory requirements;

•	Reviewing our internal accounting and internal financial control structure; and

•

Reviewing our audited financial statements and internal management reports and discussing the statements and reports with management and our independent auditors, including any significant adjustments, management judgments and estimates, new accounting policies, and independent auditors’ disagreements, if any, with management.

Mr. Lax, Chair, joined the committee in March 2008; Mr. Faizullabhoy joined the committee in November 2009; and Mr. Smaha joined the committee in July 2010.

Our Board has determined that each member of the Audit Committee is “independent,” as defined under and required by the NASDAQ Rules and Rule 10A-3(b)(1) under the Exchange Act. Mr. Lax was appointed Chair of the Audit Committee in December 2012. Our Board has determined that Mr. Lax qualifies as an “Audit Committee financial expert” under the federal securities laws and has the “financial sophistication” required under the NASDAQ Rules.

The Audit Committee held 11 meetings in 2013.

Compensation Committee. The Compensation Committee is primarily responsible for reviewing and approving general compensation policies, the compensation, benefits, corporate goals and objectives of our Chief Executive Officer and our other executive officers, evaluating the performance of our key executive officers, administering our employee benefit plans, and making recommendations to our Board regarding these matters.

The Compensation Committee has the sole authority to retain and terminate any compensation consultant that may be engaged by Ikanos to assist in the evaluation of the compensation of our Chief Executive Officer and other executive officers and to approve the consultant’s fees and other retention terms. Additionally, the Compensation Committee may also obtain advice and assistance from internal or external legal, accounting or other advisors. Our Chief Executive Officer’s role in determining executive compensation is limited to making recommendations to the Committee concerning compensation decisions. Our Chief Executive Officer does not participate in the Compensation Committee’s review and setting of his own compensation. From time to time, our Chief Executive Officer and Vice President of Human Resources attend Compensation Committee meetings.

Mr. Pavlov, Chair, joined the committee in August 2009; Mr. Faizullabhoy joined the committee in September 2001; Mr. Lax joined the committee in March 2008; and Mr. Smaha joined the committee in January 2011.

The Compensation Committee held 9 meetings in 2013.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies, evaluates, and recommends nominees for our Board and its committees, including reviewing director candidates recommended by our stockholders, conducts searches for appropriate directors, and evaluates the performance of our Board and individual directors. The Nominating and Corporate Governance Committee is also responsible for reviewing developments in corporate governance, evaluating the adequacy of our corporate governance practices, reporting and making recommendations to our Board and management concerning corporate governance matters, and reviewing any related party transactions.

Mr. Faizullabhoy, Chair, joined the committee in August 2005. Mr. Lax joined the committee in May 2008.

The Nominating and Corporate Governance Committee held 22 meetings in fiscal year 2013.

Strategic Committee. The Strategic Committee provides guidance to management regarding potential strategic transactions that we evaluate from time to time. Such strategic transactions include, for example, the acquisition of DSL assets from Centillium Communications announced in January 2008 and the acquisition of the Broadband Access product line from Conexant Systems, Inc. in August 2009 (the BBA Acquisition). During 2013, the Strategic Committee consisted of only Mr. Banatao.

Mr. Banatao joined the Strategic Committee in August 2009.

The Strategic Committee held no meeting in 2013. The Strategic Committee does not meet regularly and has no formal charter.

The Board of Director’s Role in Risk Oversight

One of our Board’s functions is the oversight of risk management at Ikanos. Risk is inherent in business, and our Board, in conjunction with its committees, seeks to understand and advise management on the appropriate level of risk that the business should undertake.

Defining Risk. Our Board and management consider “risk” to be the possibility that an undesirable event could occur that results in a negative outcome or otherwise interferes with the successful accomplishment of a corporate objective. Risks vary in type and magnitude, and often can be obscured by the complexity of a particular business activity. Therefore, our Board and management may not be able to foresee or understand a particular risk or to accurately assess the likelihood or magnitude of the potential consequences if the undesirable event actually occurs.

Assessing General Financial Risk. The Audit Committee is responsible for oversight of our risks relating to accounting matters, financial reporting, and legal and regulatory compliance. To satisfy these oversight responsibilities, the Audit Committee meets regularly with our Chief Financial Officer, our Chief Legal Officer, and other members of management. The Audit Committee meets as well in executive sessions with our independent auditors, to discuss and review our financial statements, internal controls, and auditing, accounting and financial reporting processes, and the adequacy of the resources devoted to these functions. In addition, the Audit Committee chairman meets between formal Audit Committee meetings with our independent auditors and our Chief Financial Officer. The Audit Committee also reports at regularly scheduled Board of Director meetings regarding Ikanos’ financial results, our internal control over financial reporting, the status and findings of audits being conducted by our independent auditors, accounting changes that could affect our financial statements, and proposed audit adjustments, if any.

Assessing Compensation-Related Risk. Consistent with SEC disclosure requirements, we have assessed our compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. The Compensation Committee and our management assessed the executive and broad-based compensation and benefits programs on a worldwide basis to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process included a review of program policies and practices, program analysis to identify risk and risk control related to the programs, and determinations as to the sufficiency of risk identification. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. Our compensation philosophy supports the use of base salary and, where appropriate, performance-based compensation. In all cases, the compensation policies and practices are centrally designed and administered. Field sales personnel are paid substantially on a performance basis, consisting of sales commissions and performance objectives.

Based on the foregoing, we believe that our compensation policies and practices do not create an inappropriate or an unintended significant risk to Ikanos as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond our ability to effectively identify and manage significant risks, are compatible with our effective internal controls and risk management practices, and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Director Compensation

Our Board determines compensation for our non-employee directors. We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In 2013, Mr. Tahernia received compensation as President and Chief Executive Officer, but did not receive compensation as a director.

Cash Compensation

Our Board reviews its compensation policy on a regular basis or when market or business conditions warrant a review. Effective as of January 1, 2013, and based in part on data that the Board requested from compensation consultant Compensia, Inc. (Compensia) regarding the benchmarking of director compensation, the Nominating and Corporate Governance Committee recommended, and our Board approved, cash compensation for Board of Director and Committee services. Except as otherwise noted, we paid these amounts to our non-employee directors for their service in 2013.

During 2013, our non-employee directors received an annual retainer of $35,000, which retainer included attendance at 10 qualifying meetings of the Board of Directors. For the Board and all Committees, an in-person meeting counts as one qualifying meeting and a telephonic meeting counts as one-half of a qualifying meeting. In 2013, our Board held 10.5 qualifying meetings. Because more than 10 qualifying meeting were held, our non-employee directors who attended all such meetings, were also eligible to receive, for each qualifying meeting in excess of 10, $1,500. In addition to the $35,000 annual retainer, our non-employee Chairman of the Board was also entitled to receive an additional annual retainer of $12,000.

Each member of the Audit Committee received an additional annual retainer of $10,000, which included up to eight qualifying meetings. The Audit Committee held a total of seven qualifying meetings in 2013. The members of the Compensation Committee each received an additional annual retainer of $5,000, which included up to six qualifying meetings. The Compensation Committee held a total of five qualifying meetings in 2013. Each member of the Nominating and Corporate Governance Committee received an additional annual retainer of $3,350, which included up to four qualifying meetings. The Nominating and Corporate Governance Committee held a total of 11.5 qualifying meetings in 2013. In addition, to the retainers paid to Committee members, the Chairman of each Committee received an additional annual retainer as follows: $20,500 to the Audit Committee chair, $11,000 to the Compensation Committee chair, and $9,500 to the Nominating and Corporate Governance Committee chair. For each qualifying Committee meeting in excess of the included number of qualifying meetings, such Committee member received an additional $1,000.

Equity Award Program

Our Amended and Restated 2004 Equity Incentive Plan provides for the automatic grant of options to our non-employee directors. Each new non-employee director appointed or elected to our Board receives an option to purchase 45,000 shares upon such appointment or election, except for those directors who become non-employee directors by ceasing to be employee directors. This first option grant vests at the rate of one-third on the one year anniversary of the vesting commencement date, and 1/12th of the remaining shares each quarter thereafter on the same day of the month as the vesting commencement date, subject to the director’s continuing to serve as a director on each vesting date. The subsequent option grants vest as to 1/12th of the shares each month following the date of grant, subject to the director’s continuing to serve as a director on each vesting date.

In addition to the initial award, immediately following each annual meeting of stockholders the non-employee members of the Board receive the following awards:

•	An option for 8,500 shares and a restricted stock award for 3,000 shares if such Board member has served on the Board for at least one year as of the date of grant;

•	An option for 12,500 shares and a restricted stock award for 4,000 shares if such Board member has served on the Board for at least two years as of the date of grant; and

•	An option for 19,500 shares and a restricted stock award for 7,000 shares if such Board member has served on the Board for at least three years as of the date of grant.

The subsequent option grants vest as to 1/12th of the shares each month following the date of grant, subject to the director’s continuing to serve as a director on each vesting date. The restricted stock award will vest immediately on date of grant.

Each of the options to purchase shares of common stock granted to our non-employee directors is subject to acceleration of vesting upon a change of control pursuant to the provisions of each respective Stock Option Agreement by and between Ikanos and each of our non-employee directors. Pursuant to these provisions, all of the unvested stock options held by each of our non-employee directors will automatically vest in full and become exercisable upon a change of control. Generally, pursuant to these provisions, a change of control means the occurrence of any of the following events:

•	if any person is or becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the total voting power represented by our then outstanding voting securities; or

•	a change in the composition of our Board as a result of which fewer than a majority of the directors are incumbent directors; or

•

our stockholders approve a merger or consolidation of Ikanos with any other entity, other than a merger or consolidation that would result in our voting securities outstanding immediately prior thereto continuing to represent at least fifty percent (50%) of the total voting power represented by our voting securities or such surviving entity or such surviving entity’s parent outstanding immediately after such merger or consolidation, or our stockholders approve a plan of complete liquidation of Ikanos or an agreement for the sale or disposition by us of all or substantially all of our assets.

The table below summarizes the compensation paid by us to our non-employee directors for 2013. Mr. Cohenour joined our Board on February 24, 2014 and, therefore, received no compensation for 2013.

Director Compensation for 2013

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Options Awards (2)(3)	Total
Diosdado Banatao	$47,000	$8,680	$11,064	$66,744
Danial Faizullabhoy	$67,350	$8,680	$11,064	$87,094
Frederick M. Lax	$78,350	$8,680	$11,064	$98,094
George Pavlov	$51,750	$8,680	$11,064	$71,494
James Smaha	$50,750	$8,680	$11,064	$70,494

(1)	Messrs. Banatao and Pavlov waived their fourth quarter compensation of $11,750 and $13,500, respectively.
(2)	In accordance with SEC rules, these columns represent the value of the stock awards based on the fair value of the stock and the value of the option awards based on the fair value of the options as of the grant date calculated in accordance with Accounting Standards Codification 718, Stock Compensation (ASC 718).The calculation for Option Awards excludes any estimate of future forfeitures. See Note 12 of the Notes to Consolidated Financial Statements in Item 8 in our Annual Report on Form 10-K for the fiscal year ended December 29, 2013, for the assumptions made in determining ASC 718 values. Regardless of the value on the grant date, the actual value that may be recognized by the directors will depend on the market value of our common stock on a date in the future when an option is exercised.
(3)	The following table lists all outstanding options and restricted stock held by our non-employee directors as of December 29, 2013:

Director	Options	Restricted Stock	Total
Diosdado Banatao	89,500	16,000	105,500
Danial Faizullabhoy	225,500	16,000	241,500
Frederick M. Lax	154,500	16,000	170,500
George Pavlov	89,500	16,000	105,500
James Smaha	89,500	16,000	105,500

Vote Required

With the exception of Mr. Banatao who is the Tallwood Nominee, Messrs. Cohenour and Tahernia will be elected by a plurality vote. The Class III director nominees, other than the Tallwood Nominee, who receive the highest number of affirmative votes of the shares entitled to be voted, shall be elected as directors. The holder of the Voting Share shall elect the Tallwood Nominee as a director. Votes against, abstentions, and broker non-votes have no legal effect on the election of directors due to the fact that such election is by a plurality. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Unless marked to the contrary, proxies received from stockholders of record will be voted “FOR” approval.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE PROPOSED NOMINEES FOR CLASS III DIRECTORS.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Audit Committee has appointed Moss Adams LLP as our independent registered public accounting firm (Independent Auditors) for the year ending December 28, 2014. Representatives of Moss Adams LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Moss Adams LLP as our Independent Auditors is not required by our Bylaws or other applicable legal requirement. However, our Board considers submitting the selection of Moss Adams LLP to our stockholders for ratification to be a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of different Independent Auditors at any time during the year if the Audit Committee determines that such a change would be in the best interest of us and our stockholders.

PricewaterhouseCoopers LLP (PwC) previously audited our consolidated financial statements during the three fiscal years ended January 1, 2012, December 30, 2012 and December 29, 2013. As previously reported on our Current Report on Form 8-K, filed with the Securities and Exchange Commission (SEC) on March 12, 2014, effective March 7, 2014, our Audit Committee decided not to renew the engagement of PwC and, therefore, dismissed PwC as our Independent Auditors and approved the selection of Moss Adams LLP as our Independent Auditors for the fiscal year ending December 28, 2014. Representatives of PwC are not expected to be present at the Annual Meeting.

The reports of PwC on our consolidated financial statements for the two most recent fiscal years, ended December 29, 2013 and December 30, 2012, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles except that PwC’s reports included an explanatory paragraph noting that there was substantial doubt about our ability to continue as a going concern.

During the most recent two years and through March 7, 2014, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such years. Also during this time, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

We provided PwC with a copy of our Current Report on Form 8-K prior to its filing with the SEC and requested that PwC furnish us with a letter addressed to the SEC stating whether or not it agreed with the statements made above. A copy of PwC’s letter dated March 12, 2014 was attached as Exhibit 16.1 to that Current Report on Form 8-K.

During the fiscal years ended December 29, 2013 and December 30, 2012, and through March 7, 2014, neither our company nor anyone on our behalf consulted with Moss Adams LLP with respect to any matters or events discussed in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Audit and Non-Audit Fees

The following table sets forth fees for services PwC provided during 2013 and 2012:

	2013	2012
Audit fees (1)	$1,227,000	$1,156,000
Audit-related fees	—	—
Tax fees (2)	65,000	64,000
All other fees	—	—

Total	$1,292,000	$1,220,000

(1)	Represents fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements, audit of the effectiveness of our internal control over financial reporting and review of documents provided in connection with other statutory or regulatory filings. The audit fees for 2013 and 2012 represent the amount billed or expected to be billed to us as of the date of this Proxy Statement.
(2)	Represents statutory tax compliance and transfer pricing services.

The Audit Committee has considered whether the non-audit services provided by PwC was compatible with maintaining the independence of PwC and has concluded that the independence of PricewaterhouseCoopers LLP was maintained and was not compromised by the services provided. In accordance with its charter, during 2013 and 2012, the Audit Committee approved in advance all audit and non-audit services provided by PwC.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF MOSS ADAMS LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 28, 2014.

PROPOSAL THREE

TO APPROVE THE RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF OUR AUTHORIZED COMMON STOCK FROM 150,000,000 TO 200,000,000

Our Board has adopted, declared advisable, and is submitting for stockholder approval a Restated Certificate of Incorporation (Restated Certificate) to increase the number of authorized shares of our common stock from 150,000,000 to 200,000,000, thereby increasing our total authorized number of shares of capital stock, including our preferred stock, to 201,000,000. The Restated Certificate would not change the number of authorized shares of preferred stock or the par value per share of any stock. On April 14, 2014 there were approximately 98,751,256 shares of our common stock issued and outstanding. In addition, approximately 30,000,000 shares of our common stock were reserved for issuance in connection with our various employee benefit and compensation plans, and 7,800,000 shares of our common stock were reserved for issuance in connection with a warrant to purchase our common stock. This leaves approximately 11,100,000 shares of common stock available for future use.

Form of the Amendment

If stockholders approve this proposal, we will restate our Certificate of Incorporation to increase the number of shares of common stock that we are authorized to issue from 150,000,000 to 200,000,000, thereby increasing the authorized number of shares of capital stock, including preferred stock, to 201,000,000. The par value of $0.001 per share for both common and preferred shares of stock will remain the same. The first paragraph of Article IV of the Restated Certificate would read in its entirety as follows:

“The Corporation is authorized to issue two classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation shall have authority to issue is two hundred one million (201,000,000) shares, consisting of two hundred million (200,000,000) shares of Common Stock, par value $0.001 per share, and one million (1,000,000) shares of Preferred Stock, par value $0.001 per share.”

The remaining text of Article IV and the remainder of our Certificate of Incorporation will not be changed.

Purpose of the Amendment

Our Board is recommending this increase in authorized shares of common stock primarily to give us the appropriate flexibility to issue shares for future corporate needs. The shares may be issued by our Board in its discretion, subject to any further stockholder action required in the case of any particular issuance by applicable law, regulatory agency, or under NASDAQ Rules. Although there is no present agreement to issue any shares, the newly authorized shares of common stock would be issuable for any proper corporate purpose, including future acquisitions, investment opportunities, capital raising transactions of equity, or convertible debt securities, stock splits, stock dividends, issuance under current or future equity compensation plans, including automatic increases in the number of available shares of common stock available under our employee stock purchase plans or for any other corporate purpose. There are no immediate plans, arrangements, commitments, or understandings with respect to the issuance of any additional shares of our common stock that would be authorized by the Restated Certificate. However, our Board believes that these additional shares will provide us with the flexibility to issue shares in the future to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtaining stockholder approval for a particular issuance.

Rights of Additional Authorized Shares

The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. Other than the Tallwood Investors, our stockholders do not have preemptive rights with respect to our common stock. If our Board should elect to issue additional shares of common stock, our existing stockholders, other than the Tallwood Investors, would not have any preferential rights to purchase the shares.

Potential Adverse Effects of the Amendment

Future issuances of our common stock will have a dilutive effect on earnings per share, book value per share, voting power, and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of us. Our Board is not aware of any attempt, or contemplated attempt, to acquire control of us. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent our Board from taking any appropriate actions not inconsistent with its fiduciary duties.

As a result of increasing the number of authorized shares, we may incur additional Delaware franchise fees, which are based in part on the number of shares authorized.

Effectiveness of the Restated Certificate of Incorporation and Vote Required

If the Restated Certificate is adopted, it will become effective upon our filing it with the Secretary of State of the State of Delaware. The Restated Certificate of Incorporation is attached as Annex I. The adoption of this Restated Certificate requires the approval of a majority of the outstanding shares of common stock entitled to vote.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL FOUR

APPROVAL OF THE 2014 STOCK INCENTIVE PLAN

Description of the Proposed Plan

We are seeking to adopt the 2014 Stock Incentive Plan (2014 Plan) to replace our 2004 Equity Incentive Plan (2004 EIP), which will terminate on June 24, 2014. At that time no shares under the 2004 EIP will be available for future issuance. In order to ensure that we will continue to have a sufficient number of shares available to provide employees, consultants, and directors with equity awards, our Board unanimously adopted the 2014 Plan, subject to approval by our stockholders. The maximum number of shares that may be optioned and sold under the 2014 Plan is no more than 30,000,000 shares comprised of 1) 5,000,000 shares authorized under the 2014 Plan plus 2) the number of shares reserved, but not issued under the terminating 2004 EIP (approximately 5,800,000 shares), 3) options outstanding under the 1999 Stock Plan to the extent forfeited to the Company due to failure to vest (which, if all such shares failed to vest, would equal approximately 29,000 shares), and 4) any shares issued pursuant to the 2004 EIP and the 1999 Stock Plan that are repurchased by us or forfeited due to failure to vest (which, if all such shares failed to vest, would equal approximately 20,000,000 shares).

If approved by our stockholders, the 2014 Plan will be effective as of the date of the 2014 Annual Stockholder Meeting and the 2004 EIP would be terminated.

Why We Believe You Should Vote For this Proposal

Equity compensation is needed to compete for talent in the semiconductor industry.

The 2014 Plan will be the sole active plan for providing equity incentive compensation to eligible employees and non-employee directors and consultants. Equity compensation is a significant component of our employee compensation program. If we are unable to grant competitive equity awards to employees, we would need to increase other forms of compensation (such as cash) in order to provide a total compensation package that is competitive with our labor market competitors.

As a semiconductor company, attracting top talent is critical to our success.

We operate in very competitive high-technology markets and have embarked on a broad strategy to expand our business. Key to executing this strategy is: building a world-class work force; developing and reinforcing a culture of solving customer problems; growing the business and delivering excellence in everything we do; and implementing compensation programs that support this culture by directly aligning employee interests with stockholder interests. We believe our practice of granting stock options and other equity awards to employees is essential in helping us meet our mission and has been a strong contributor in securing top talent to drive our business. This is especially the case for us as a semiconductor company, where our single most significant asset is our people. Approval of the proposed 2014 Plan will enable us to continue to attract top talent as we seek to grow the business.

Equity compensation is needed to retain and motivate our current employees.

As of Record Date, approximately 99% of our employees’ outstanding options are “underwater” (meaning they have an exercise price that exceeds our current stock price), compromising our ability to retain and motivate employees. We believe the ability to grant new stock options at market value to our current employees will help retain our employees and motivate them and thereby create value for stockholders.

Equity compensation fosters an ownership culture in which employees think and act like stockholders.

We strongly believe that our equity compensation program fosters an ownership culture in which employees think and act like stockholders. This culture has been integral to our success in the past and will be important to our ability to achieve consistently superior performance in the years ahead. Therefore, we consider approval of the 2014 Plan vital to our future success.

Overview of the 2014 Stock Incentive Plan

The 2014 Plan was adopted by our Board on January 28, 2014 to replace our 2004 EIP which terminates on June 24, 2014. The following is a summary of the principal features of the 2014 Plan and its operation. The summary is qualified in its entirety by reference to the full text of the 2014 Plan attached hereto as Annex II.

The 2014 Plan provides for the grant of the following types of incentive awards: stock options; restricted stock; restricted stock units; stock appreciation rights; and performance units and performance shares. Each of these is referred to individually as an “Award” or collectively as “Awards” and each holder of an Award is referred to as a “Participant” or collectively as “Participants.” Those eligible for Awards under the Plan include employees and consultants who provide services to us or our subsidiaries as well as members of our Board. As of December 30, 2013, the first day of fiscal 2014, all of our 263 employees and five independent directors would be eligible to participate in the 2014 Plan.

Number of Shares of Common Stock Available Under the Plan. The maximum number of shares that may be optioned and sold under the Plan is no more than 30,000,000 shares. If an Award expires or terminates without having been exercised in full, is surrendered pursuant to an exchange program, or, with respect to restricted stock, restricted stock units, performance shares or performance units, is repurchased by us or forfeited due to a failure to vest, the shares which were subject thereto will become available for future grant or sale under the 2014 Plan (unless the 2014 Plan has been terminated). With respect to stock appreciation rights, only shares actually issued pursuant to the stock appreciation right will cease to be available under the 2014 Plan. All remaining shares underlying the stock appreciation rights will remain available for future grant or sale under the 2014 Plan (unless the 2014 Plan has been terminated). If the Company elects to repurchase shares used to pay the exercise price of an Award or to satisfy tax withholdings related to an award in cash, those shares will become available for future grant under the 2014 Plan. Shares that have actually been issued under the 2014 Plan under any Award will not be returned to the Plan and will not become available for future distribution under the 2014 Plan unless repurchased by us or forfeited due to failure to vest. To the extent an Award is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance under the 2014 Plan.

If we declare a dividend or other distribution, or engage in a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of our securities, or other change in our corporate structure affecting our shares, the Administrator (as defined below) will adjust the number and class of shares available for issuance under the 2014 Plan; the number, class, and price of shares subject to outstanding Awards; specified per-person limits on Awards to reflect the change; and the number of shares issuable pursuant to outside director formula grants to reflect the change.

Administration of the 2014 Plan. Our Board, or any of its committees of directors or other individuals satisfying applicable laws and appointed by our Board, referred to as the Administrator, will administer the 2014 Plan. To make grants to certain of our officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act. To the extent the Administrator determines it desirable to qualify Awards granted under the 2014 Plan as “performance-based compensation” to preserve corporate income tax deductions that might otherwise be disallowed pursuant to Section 162(m) of the Internal Revenue Code, as amended, (the Code) the members of the committee will consist of two or more “outside” directors as defined in Section 162(m).

Subject to the terms of the 2014 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, to determine fair market value and the number of shares to be covered by each award; to determine the terms and conditions of Awards, to modify or amend each Award (subject to the restrictions of the 2014 Plan), and to interpret the provisions of the 2014 Plan and outstanding Awards. The Administrator may implement an exchange program under which outstanding Awards are surrendered or cancelled in exchange for Awards of the same type, Awards of a different type and/or cash, and/or the exercise price of an outstanding Award could be reduced.

Automatic Director Grants. The 2014 Plan provides for an automatic grant to outside directors of an option to purchase 45,000 shares of common stock on or about the date the person first becomes an outside director (First Grant). The First Grant vests at the rate of one-third on the one year anniversary of the vesting commencement date, and 1/12th of the shares each quarter thereafter on the same day of the month as the vesting commencement date, subject to the outside director continuing to serve as an outside director on each vesting date. In addition to the initial award, at each annual meeting Board members will receive the following awards:

•	An option for 8,500 shares and a restricted stock award for 3,000 shares if such Board member has served on the Board for at least one year as of the date of grant;

•	An option for 12,500 shares and a restricted stock award for 4,000 shares if such Board member has served on the Board for at least two years as of the date of grant; and

•	An option for 19,500 shares and a restricted stock award for 7,000 shares if such Board member has served on the Board for at least three years as of the date of grant.

The subsequent option grants vest as to 1/12th of the shares each month following the date of grant, subject to the director’s continuing to serve as a director on each vesting date. The restricted stock award will vest immediately on date of grant.

Options. The Administrator is able to grant nonstatutory stock options and incentive stock options under the 2014 Plan. The Administrator determines the number of shares of our common stock subject to each option, although the 2014 Plan provides that a participant may not receive options for more than 1,000,000 shares in any fiscal year, except in connection with his or her initial employment with us, in which case he or she may be granted an option covering up to an additional 2,000,000 shares.

The Administrator determines the exercise price of options granted under the 2014 Plan, provided the exercise price of the incentive stock options and nonstatutory stock options that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the combined total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of our common stock on the grant date.

The term of each option will be stated in the Award agreement. The term of an incentive stock option may not exceed ten years, except that, with respect to any participant who owns more than 10% of the combined voting power of all classes of our outstanding capital stock, the term of an incentive stock option may not exceed five years.

After a termination of service with Ikanos, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for three months following his or her termination for reasons other than death or disability, and 12 months following his or her termination due to death or disability, but in no event later than the expiration of the option’s term. Unless otherwise provided by the Administrator, shares covered by the unvested portion of the option will revert to the 2014 Plan.

Restricted Stock. At its sole discretion, the Administrator will determine each award of Restricted Stock evidenced by an award agreement that will specify the period of restriction, the number of shares granted, and such other terms and conditions. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator, at its sole discretion, may impose such other restrictions on shares of restricted stock as it may deem advisable or appropriate. In general shares of restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction. On the date set forth in the Award agreement, shares of restricted stock for which restrictions have not lapsed will be forfeited to us. The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to receive more than 400,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 600,000 shares of restricted stock in connection with his or her initial employment with the Company. Participants holding shares of restricted stock may exercise full voting rights with respect to those shares and generally will be entitled to receive all dividends and other distributions paid with respect to those shares, except that dividends or distributions paid in shares will be subject to the same restrictions on transferability and forfeiture as the shares of restricted stock with respect to which they were paid.

Restricted Stock Units. Restricted Stock Units (RSUs) give participants the right to acquire a specified number of shares of our common stock at a future date upon the satisfaction of certain conditions, including any vesting criteria, established by the Administrator and as set forth in the RSU award agreement. Awards of RSUs result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator, in its discretion.

The RSUs will vest at a rate determined by the Administrator; provided, however, that after the grant of RSUs, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payment. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of RSUs, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met.

Upon meeting the applicable vesting, the Participant shall be entitled to receive a payout as specified by the Administrator. The Administrator, in its sole discretion, may pay earned RSUs in cash, shares, or a combination thereof. RSUs that are fully paid in cash will not reduce the number of shares available for grant under the 2014 Plan. On the date set forth in the Award Agreement, all unearned RSUs will be forfeited to us. The Administrator determines the number of RSUs granted to any Participant, but no Participant may be granted more than 400,000 RSUs during any fiscal year, except that the participant may be granted up to an additional 600,000 RSUs in connection with his or her initial employment with us.

Stock Appreciation Rights. The Administrator will be able to grant stock appreciation rights (SARs) which typically provide for payments to the Participant based upon increases in the price of our common stock over the exercise price of the SAR. The Administrator, subject to the terms of the 2014 Plan, will have complete discretion to determine the number of SARs granted, including their terms and conditions under the 2014 Plan. The SARs granted under the 2014 Plan will have an exercise price that is at least one hundred percent (100%) of the fair market value of our common stock on the date of grant. No participant will be granted SARs covering more than 1,000,000 shares during any fiscal year, except that a participant may be granted SARs covering up to an additional 2,000,000 shares in connection with his or her initial employment with us.

Each SAR will be evidenced by an award agreement that specifies the exercise price, the term of the SAR, the condition of exercise, and such other terms and condition that the Administrator will determine in its sole discretion. The SAR will expire upon the dated determined by the Administrator and set forth in the agreement at the time of the award.

Performance Units and Performance Shares. The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. Earned performance units and performance shares will be paid, at the sole discretion of the Administrator, in the form of cash, shares of our common stock, or a combination thereof. The Administrator will establish performance or other vesting criteria at its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance units and performance shares will vest as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved; provided, however, that after the grant of a performance unit or performance share, the Administrator, at its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit or performance share. During any fiscal year, no participant will receive more than 400,000 performance shares and no participant will receive performance units having an initial value greater than $2,000,000 except that in connection with his or her initial service with us, a participant may be granted performance shares covering up to an additional 600,000 shares and performance units having an initial value up to an additional $2,000,000. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

Deferred Stock Units. The Administrator will be able to grant deferred stock units, which are Awards that consist of a restricted stock, restricted stock unit, performance share or performance unit Award that the Administrator, at its sole discretion, permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Deferred stock units are subject to the individual annual limits that apply to each type of Award.

Performance Goals. Awards of restricted stock, restricted stock units, performance shares, performance units, deferred stock units, and other incentives under the 2014 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including, among other items, cash position, earnings per share, net income, operating cash flow, operating expenses, operating income, product revenues, profit before tax, return on assets, return on equity, return on sales, revenue, revenue growth, or total stockholder return. The performance goals may differ from participant to participant and from Award to Award, may be used alone or in combination, may be used to measure our performance as a whole or the performance of one of our business units, and may be measured relative to a peer group or index.

To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, the Administrator shall establish the applicable performance goals in writing and an objective method for determining the Award earned by a Participant if the goals are attained, while the outcome is substantially uncertain and not later than the 90th day of the performance period (but in no event after 25% of the period of service with respect to which the performance goals relate has elapsed), and shall determine and certify in writing, for each Participant, the extent to which the performance goals have been met prior to payment or vesting of the Award. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase for any Participant who is a “covered employee” within the meaning of Section 162(m) of the Code) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant who is a “covered employee” within the meaning of Section 162(m) of the Code will be eligible to receive payment pursuant to an Award for a Performance Period only if the performance goals for such period are achieved.

Transferability of Awards. Unless the Administrator determines otherwise, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant.

Change of Control. In the event of a merger of our company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines, including, that

(i) Awards may be assumed, or substantially equivalent Awards will be substituted; (ii) upon written notice, the awards terminate; (iii) outstanding Awards may vest and become exercisable, realizable, or payable in whole or in part prior to or upon consummation of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions, the Administrator will not be required to treat all Awards similarly. Unless otherwise determined by the Administrator, in the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding options and SARs, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

With respect to Awards granted to an outside director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant will fully vest in and have the right to exercise his or her options and/or stock appreciation rights as to all of the shares subject to the Award, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares, performance units, and deferred stock units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

Amendment and Termination of the Incentive 2014 Plan. The Administrator will have the authority to amend, alter, suspend, or terminate the 2014 Plan, except that stockholder approval will be required for any amendment to the 2014 Plan to the extent required by any applicable laws. No amendment, alteration, suspension, or termination of the 2014 Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator. The agreement must be in writing and signed by the Participant and us. The 2014 Plan will terminate in January 2024, unless the Administrator terminates it earlier.

Number of Awards Granted to Employees, Consultants, and Directors

The number of Awards that an employee or consultant may receive under the 2014 Plan is at the discretion of the Administrator and therefore cannot be determined in advance. As described above, stock options and restricted stock are granted to non-employee directors pursuant to a set formula. The following table sets forth the aggregate number of shares of our common stock subject to options granted under the 2004 EIP during the last fiscal year; the average per share exercise price of such options; and the dollar value of such shares based on $1.19 per share, the fair market value on December 27, 2013, the last trading day of our fiscal year 2013.

Name of Individual or Group	Number of Shares Granted	Average Per Share Exercise Price	Dollar Value of Shares Granted (1)
Omid Tahernia—President and Chief Executive Officer	400,000	$1.32	$476,000
Dennis Bencala—Chief Financial Officer and Vice President of Finance	150,000	$1.32	$178,500
Stuart Krometis—Vice President of Worldwide Sales	395,000	$1.54	$470,050
James Murphy—Vice President of Human Resources	100,000	$1.32	$119,500
Debajyoti Pal—Senior Vice President and Chief Technology Officer	125,000	$1.32	$148,750
All Executive Officers, as a group	1,170,000	$1.39	$1,392,300
All Directors who are not Named Executive Officers, as a group	132,500	$1.24	$157,675
All Employees who are not Executive Officers, as a group	4,201,500	$1.44	$4,999,785

(1)	Value is based upon a per share price of $1.19 which is the fair market value of the stock on December 27, 2013, the last trading day of our fiscal year 2013.

As described above, stock options are granted to non-employee directors pursuant to a formula under the 2014 Plan. Subject to their continued service, our current non-employee directors who are not executive officers will be eligible to receive the automatic award grants in the upcoming year.

Equity Compensation Plan Information

The following table provides information as of December 29, 2013 with respect to common stock that may be issued upon the exercise of equity awards under our Amended and Restated 1999 Stock Option Plan (the “1999 Plan”), the 2004 EIP, 2004 Employee Stock Purchase Plan (the 2004 ESPP), and the Doradus Technologies, Inc. 2004 Amended and Restated Stock Option Plan (the Doradus Plan).

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price per share of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders (1)(2)(3)	19,991,885	$1.27	8,789,045	(4)
Equity compensation plans not approved by security holders	—	—	149,215	(5)

Total	19,991,885	1.27	8,938,260

(1)	Includes: (i) shares of common stock issuable upon the exercise of outstanding options grants (subject to vesting) for 17,139,339 shares (ii) shares of common stock issuable upon the vesting of restricted stock units for 1,266,239 shares.
(2)	No further equity awards may be granted under the 1999 Plan.
(3)	The 2004 EIP provides for an annual increase to the shares authorized under the Plan on the first day of each fiscal year beginning in 2006, equal to the least of (i) 4.4% of our outstanding shares common stock on such date, (ii) 3.0 million shares, or (iii) an amount determined by the Board of the Directors. The 2004 ESPP provides for an annual increase of the shares authorized under the Plan on the first day of each fiscal year starting in 2005 and ending in 2024, the number of authorized shares under the 2004 ESPP will be increased by the lesser of (i) 2.5 % of our outstanding shares of common stock on such date, (ii) 1.5 million shares, or (iii) an amount determined by the Board of the Directors.
(4)	Includes 5,831,214 shares available for future issuance under the 2004 EIP and 2,957,831 shares available for future issuance under the 2004 ESPP.
(5)	Shares available for future issuance under the Doradus Plan.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and us for Awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a Participant. Upon exercise, the Participant generally will recognize ordinary income in an amount equal to the excess, if any, of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of Ikanos or one of its affiliates is subject to tax withholding by the employer. The participant’s tax basis in such shares will be equal to the fair market value of the shares on the exercise date, and the Participant’s capital gain holding period for those shares will begin on the exercise date.

Incentive Stock Options. The 2014 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under Section 422, a Participant generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the Participant holds a share received on exercise of an incentive stock option for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, a Participant disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the Participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the Participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the Participant’s alternative minimum taxable income for the year in which the option is exercised. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

Stock Appreciation Rights. Generally, no taxable income is reportable when an SAR with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a Participant. Upon exercise, the Participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. The Participant’s tax basis in such shares will be equal to the fair market value of the shares on the exercise date, and the Participant’s capital gain holding period for those shares will begin on the exercise date.

Restricted Stock. Generally, a Participant who receives a restricted stock award will recognize ordinary income at the time the stock becomes vested, at which time the Participant will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the Participant in exchange for the stock. The Participant’s capital gain holding period will also begin on the date of vesting. However, a Participant may, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary income, as of the date the Participant receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the Participant in exchange for the stock. The Participant’s capital gain holding period would then begin on the date of grant.

The Participant’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from restricted stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Restricted Stock Units, Performance Units, Performance Shares, and Deferred Stock Units. Subject to compliance with Section 409A of the Internal Revenue Code, as described below, the recipient of an RSU, performance unit, performance share, or deferred stock unit award will generally recognize ordinary income at the time the stock or, if applicable, cash is delivered. If stock is delivered, the amount of ordinary income would generally be equal to the fair market value of the stock, structured to conform to the requirements of Section 409A or an exception to Section 409A of the Code for a performance share.

The Participant’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units or performance units or shares will be the amount of ordinary income recognized when the stock is delivered, and the Participant’s holding period for capital gains purposes will generally being on the receipt of the shares.

Tax Effect for Us. Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we generally will be entitled to a tax deduction in connection with an Award under the 2014 Plan in an amount equal to the ordinary income realized by a Participant and at the time the Participant recognizes such income (for example, the exercise of a nonstatutory stock option).

Special rules limit the deductibility of compensation paid to our “covered employees” within the meaning of Section 162(m). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2014 Plan, setting limits on the number of Awards that any individual may receive in a calendar year and for Awards other than certain stock options and stock appreciation rights, establishing performance criteria that must be met before the Award actually will vest or be paid. The 2014 Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to be eligible to receive a federal income tax deduction in connection with such Awards.

Section 409A. Section 409A, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements.

Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award will recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest, and penalties on non-qualified deferred compensation arrangements.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND IKANOS WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2014 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

For additional information regarding executive and director compensation and the compensation committee, please see the information contained “Director Compensation” and “Executive Compensation.”

Required Stockholder Vote and Recommendation of Our Board of Directors

Approval of the proposed 2014 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy and entitled to vote at the special meeting. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for the holder to vote your shares so that your vote can be counted on this proposal. Unless marked to the contrary, proxies received from stockholders of record will be voted “FOR” approval.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PROPOSED 2014 STOCK INVESTMENT PLAN.

PROPOSAL FIVE

ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the related rules of the SEC), we are required to periodically obtain – every year, every other year or every third year—an advisory, non-binding vote (often referred to as “say on pay”) from our stockholders regarding our executive compensation. At our 2011 Annual Meeting, the stockholders voted to hold an advisory vote approving executive compensation every third year. Consistent with that, we are seeking an advisory vote on executive compensation at the 2014 Annual Meeting. Our next advisory, non-binding vote regarding our executive compensation as well as the frequency of stockholder votes on executive compensation is scheduled for our 2017 Annual Meeting.

As described in the “Executive Compensation” section of this Proxy Statement, we design our named executive officer compensation programs to attract and retain senior, skilled executive management, to motivate their performance toward achieving clearly defined corporate goals that align with our business strategy, and to align their long-term interests with those of our stockholders, by linking a significant portion of total cash compensation to achieving specific performance goals. Our compensation takes into account competitive practices and sound compensation governance principles. We are advised by our independent Compensation Committee as well as Compensia, the consultant retained by the Compensation Committee.

Our Board asks that you indicate your support of the compensation of our named executive officers as disclosed in the “Executive Compensation” section of this Proxy Statement. You are not being asked to approve the compensation paid to the members of our Board as disclosed above under “Director Compensation” or approve our policy regarding employee compensation as it relates to our risk management as disclosed above under “The Board’s Role in Risk Oversight.” Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Executive Compensation, compensation tables, and narrative discussions are hereby approved, on an advisory basis.”

Although the vote is non-binding, our Board and the Compensation Committee will review the voting results. To the extent there is any significant negative vote on this proposal, we would attempt to consult directly with stockholders to better understand the concerns that influenced the vote. Our Board and the Compensation Committee will consider constructive feedback obtained through this process in making future decisions about executive compensation programs.

Required Vote

The advisory vote on our executive compensation as disclosed in the “Executive Compensation” section of this Proxy Statement requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting of Stockholders in person or by proxy. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Unless marked to the contrary, proxies received from stockholders of record will be voted “FOR” approval.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF OUR EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of April 14, 2014, for:

•	each person or entity known to us to beneficially own more than 5% of our common stock;

•	each of our directors and nominees for director;

•	each of our named executive officers set forth in the 2013 Summary Compensation Table; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as held by them. Information related to holders of more than 5% of our common stock was obtained from the stockholder or filings with the SEC pursuant to Sections 13(d) or 13(g) of the Exchange Act. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying the outstanding warrants and stock options held by such person that are exercisable within 60 calendar days of April 14, 2014, but excludes shares of common stock underlying warrants or options held by any other person. Percentage of beneficial ownership is based on 98,751,256 shares of common stock outstanding as of April 14, 2014. Except as indicated by footnote, the address of the beneficial owners is c/o Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, CA 94538.

Name	Shares Beneficially Owned	Percentage Beneficially Owned
Greater than 5% Stockholders:
Tallwood (1)	39,416,475	37%
Entities Affiliated with Diker Management LLC (2)	9,240,374	9%
Francis Capital Management, LLC (3)	7,122,169	7%

Directors & Executive Officers:
Diosdado Banatao (1) (4)	39,521,975	37%
Jason W. Cohenour	—	—
Danial Faizullabhoy (5)	241,500	*
Frederick M. Lax (6)	170,500	*
George Pavlov (1) (7)	39,521,975	37%
James Smaha (8)	105,500	*
Omid Tahernia (9)	840,000	1%
Dennis Bencala (10)	411,249	*
Stuart Krometis (11)	86,250	*
Jim Murphy (12)	328,870	*
Debajyoti Pal (13)	681,875	1%
All current directors and executive officers as a group (10 persons) (14)	42,493,219	39%

*	Represents less than 1% of beneficial stock ownership
(1)

Includes warrants to purchase 7,800,000 shares, which are exercisable within 60 days of April 14, 2014. Tallwood III, L.P. (Tallwood III), Tallwood III Partners, L.P. (Tallwood III Partners), Tallwood III Associates, L.P. (Tallwood III Associates), Tallwood III Annex, L.P. (Tallwood III Annex), and Tallwood Partners L.L.C. (Tallwood Partners and together with Tallwood III Annex, Tallwood III, Tallwood III Partners and Tallwood III Associates, the Tallwood Funds) directly own 10,074,743; 1,275,771; 78,057, 18,187,904, and 2,000,000) shares of our common stock, respectively. Tallwood III, Tallwood III Partners, Tallwood III Associates and Tallwood III Annex directly own warrants to purchase 3,274,291; 414,626;

25,369 and 4,085,714 shares of our common stock, respectively. Tallwood III Management, LLC (Tallwood Management) is the general partner of Tallwood III, Tallwood III Partners and Tallwood III Associates. Tallwood III Annex Management, LLC (Tallwood Annex Management) is the general partner of Tallwood III Annex. Tallwood Management may be deemed to share voting and dispositive power with respect to the shares and warrants owned by Tallwood III, Tallwood III Partners, and Tallwood III Associates, but disclaim such beneficial ownership except to the extent of its pecuniary interest therein. Tallwood Annex Management may be deemed to share voting and dispositive power with respect to the shares and warrants owned by Tallwood III Annex, but disclaim such beneficial ownership except to the extent of its pecuniary interest therein. Messrs. Banatao and Pavlov are Managing Members of Tallwood Management and Tallwood Annex Management and may be deemed to beneficially own the shares and warrants held by the Tallwood Funds, but disclaim such beneficial ownership except to the extent of their pecuniary interest therein. The business address of each of the foregoing entities is Tallwood Venture Capital, 3000 Sand Hill Road, Building 3, Suite 240, Menlo Park, CA 94025.
(2)	Based solely on a Schedule 13G/A filed on February 12, 2014, these shares are held by Diker Value Tech Fund, LP, Diker Value Tech QP Fund, LP, Diker Small Cap Fund, LP, Diker Small Cap QP Fund, LP and Diker Micro Cap Fund, LP (collectively, the Diker Funds). As the sole general partner of the Diker Funds, Diker GP, LLC (Diker GP), has the power to vote and dispose of the shares of the Common Stock owned by the Diker Funds and, accordingly, may be deemed the beneficial owner of such shares. Pursuant to investment advisory agreements, Diker Management LLC (Diker Management) serves as the investment manager of the Diker Funds. Accordingly, Diker Management may be deemed the beneficial owner of shares held by the Diker Funds. Charles M. Diker and Mark N. Diker are the managing members of each of Diker GP and Diker Management, and in that capacity direct their operations. Therefore, Messrs. Diker and Diker may be beneficial owners of shares beneficially owned by Diker GP and Diker Management. Diker GP, Diker Management, and Messrs. Diker and Diker each disclaim all beneficial ownership, however, as affiliates of a Registered Investment Adviser, and in any case disclaim beneficial ownership except to the extent of their pecuniary interest in the shares.
(3)	Based solely on a Schedule 13G filed on February 9, 2014, these shares are held by Francis Capital Management, LLC (FCM) in its capacity as investment adviser to certain managed accounts (Managed Accounts) and two pooled investment vehicles may be deemed to be the beneficial owner of 7,122,169 shares of our common stock owned by the Funds and Managed Accounts, as in its capacity as investment adviser it has the power to dispose and direct the disposition of the shares of our common stock owned by the Funds and the Managed Accounts, and has the power to vote the shares of our common stock owned by the Funds and owned by certain of the Managed Accounts. John P. Francis is a part-owner of FCM and its Managing Member. As the controlling person of FCM, he may be deemed to beneficially own 7,122,169 shares of the issuer owned by the Funds and Managed Accounts. Pursuant to Rule 13d-4, Mr. Francis disclaims beneficial ownership of the securities owned by the Funds and Managed Accounts.
(4)	Includes options to purchase 89,500 shares that are exercisable within 60 days after April 14, 2014.
(5)	Includes options to purchase 225,500 shares that are exercisable within 60 days after April 14, 2014.
(6)	Includes options to purchase 154,500 shares that are exercisable within 60 days after April 14, 2014.
(7)	Includes options to purchase 89,500 shares that are exercisable within 60 days after April 14, 2014.
(8)	Includes options to purchase 89,500 shares that are exercisable within 60 days after April 14, 2014.
(9)	Includes options to purchase 800,000 shares that are exercisable within 60 days after April 14, 2014.
(10)	Consists of options to purchase 411,249 shares that are exercisable within 60 days after April 14, 2014.
(11)	Consists of options to purchase 86,250 shares that are exercisable within 60 days after April 14, 2014.
(12)	Consists of options to purchase 306,250 shares that are exercisable within 60 days after April 14, 2014.
(13)	Includes options to purchase 581,875 shares that are exercisable within 60 days after April 14, 2014.
(14)	Includes warrants to purchase 7,800,000 shares and options to purchase 2,834,124 shares that are exercisable within 60 days after April 14, 2014 held by current executive officers and directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding our compensation programs during 2013 for our named executive officers (NEOs), who include our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers as of December 29, 2013.

Named Executive Officers

Omid Tahernia, President and Chief Executive Officer

Dennis Bencala, Chief Financial Officer and Vice President of Finance

Stuart Krometis, Vice President of Worldwide Sales

Jim Murphy, Vice President of Human Resources

Debajyoti Pal, Senior Vice President and Chief Technology Officer

Advisory Vote on Executive Compensation

The 2011 advisory vote on executive compensation, in accordance with the Dodd-Frank Act, received the favorable support of more than 99% of the votes cast on the proposal. Although pleased by the endorsement of our executive compensation practices, the Compensation Committee, nevertheless, continues to review compensation practices. This year, we are conducting another advisory vote on executive compensation practices and the Compensation Committee will continue to review and revise compensation practices as warranted.

Overview and Philosophy of the Compensation Program

Our philosophy is to provide compensation to our executive officers in such a manner as to attract and retain the best available personnel for positions of substantial responsibility within Ikanos, to provide incentives for such persons to perform to the best of their abilities for Ikanos, and to promote the success of our business. To foster long-term decision making and promote stockholder wealth creation, a particular emphasis is placed on equity incentives.

The objectives of our compensation program are as follows:

•	Provide competitive compensation programs that attract, motivate, and retain talent at all levels in Ikanos with the requisite skills for success;

•	Motivate employees to align their individual performance with achievement of our objectives;

•	Align our financial interests and those of our employees with our stockholders via equity-based awards; and

•	Create a direct link between our performance and individual contribution and bonuses and equity awards.

Role of the Compensation Committee

The Compensation Committee is comprised of four independent, outside, non-employee members of our Board. The Compensation Committee determines and recommends to the non-employee members of our Board for approval, the Chief Executive Officer’s compensation, without the participation of the Chief Executive Officer. The Compensation Committee is also responsible for reviewing the performance of our Chief Executive Officer. With respect to our other NEOs, our Chief Executive Officer makes recommendations regarding appropriate compensation based on the evaluation of each executive. The Compensation Committee also approves the annual executive incentive plan.

Our Vice President of Human Resources, from time to time, provides market data and other information to assist the Compensation Committee in determining appropriate compensation levels for our executive officers. Under its charter, the Compensation Committee has the authority, without seeking the approval of our Board, to select, retain, terminate, and approve, at our expense, outside compensation, legal, accounting, or other consultants to advise the Compensation Committee and to authorize or conduct investigations into any matters within the scope of its responsibilities and to approve related fees and retention terms.

Executive Compensation Components

The Compensation Committee’s general philosophy of executive compensation is to make our compensation program competitive with other similar companies in our industry. The primary components of our executive compensation program are base salary; potential cash annual incentive payments based upon our attainment of pre-established objectives; and eligibility for long-term, equity-based incentive awards designed to align and strengthen the mutual interests of our executive officers and our stockholders. In addition, we provide change-in-control severance packages and other benefits to our executive officers. Various components of the compensation programs are designed to drive our short-term and long-term strategic goals and values, and to reward contributions toward these goals. Short-term compensation is mainly comprised of salary and annual cash incentive opportunities. Long-term compensation is comprised mainly of equity incentives.

Base Salary

Base salaries are a standard component of executive compensation that we provide. Base salaries are the component of our executive compensation program that provides a degree of financial certainty and stability. The base salaries of our executive officers are, in general, established on the basis of skills, accomplishments, the scope of the job, and prevailing market conditions. The salary for each executive officer is determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions in technology-based companies of reasonably similar size. The Compensation Committee generally reviews executive officer salaries annually and adjusts them as appropriate to reflect changes in the market conditions as well as individual performance and responsibility. The Company decided not to adjust executive salaries in 2013.

Cash Incentive Plans

Executive Incentive Plan

The Executive Incentive Plan for fiscal year 2013 (the 2013 EIP) was designed to align an executive officer’s performance with our overall goals and stockholders’ interests, and to create incentives for the different members of our executive team to perform in a complementary manner to achieve the same goals. Each NEO’s cash bonus under the 2013 EIP was based upon a percentage of his base salary as set forth in the following table:

Executive	Title	Base Salary ($)(1)	On-Target Incentive %	On-Target Bonus ($) (2)
Omid Tahernia	President and CEO	400,000	100%	400,000
Dennis Bencala	CFO and Vice President of Finance	260,000	50%	130,000
Stuart Krometis (3)	VP of Worldwide Sales	160,663	50%	80,332
Jim Murphy	VP of Human Resources	240,000	50%	120,000
Debajyoti Pal	Sr. VP and Chief Technology Officer	270,000	50%	135,000

(1)	Weighted average full year salary in 2013
(2)	On-target bonus prorated for period service during 2013
(3)	Mr. Krometis’ incentive amount also includes participation in the sales incentive plan. See below.

The 2013 EIP focused the executive team toward achievement of certain financial, product delivery, and design-win goals. Additionally, other critical companywide goals and, in some cases personal goals, were established for the fiscal year. Although these specific goals were set, under the terms of the 2013 EIP, the Compensation Committee retained the discretion to modify pay-outs based upon the Compensation Committee’s consideration of factors not specifically included in the specific performance goals. The discretionary component for the Chief Executive Officer is determined by the Compensation Committee and the discretionary component for the other executive officers is determined by the Compensation Committee with input from our Chief Executive Officer.

The 2013 EIP set forth performance targets based on our net income, excluding the amortization of intangible assets and stock compensation charges, (Non-GAAP Net Income) that had to be achieved in order for there to be any payment under the 2013 EIP. The Compensation Committee reviewed our operating results and determined that we did not achieve our Non-GAAP Net Income targets for 2013. Accordingly, Messrs. Tahernia, Bencala, Murphy, and Pal were not paid a bonus under the 2013 EIP.

Mr. Krometis was hired on May 6, 2013 and also participated in the 2013 EIP. However, as part of his employment, Mr. Krometis’ bonus was not based upon achieving the Non-GAAP Net Income targets. Given his overall performance, the Compensation Committee exercised its discretion and approved an incentive payment for Mr. Krometis in the amount of $54,577.

Sales Incentive Plan

The 2013 Sales Incentive Plan (“2013 SIP”) was intended to drive revenue and other goals for the worldwide sales force. Upon being hired on May 6, 2013, Mr. Krometis was guaranteed a payment of $9,423 under the 2013 SIP.

Equity-Based Incentives

The Compensation Committee believes that the granting of equity-based incentives is an important method of rewarding and motivating our employees by aligning employees’ interests with those of our stockholders. The Compensation Committee also recognizes that a stock incentive program is a necessary element in a competitive compensation package. We utilize a vesting schedule to encourage our executive officers to continue in our employ and to encourage executive officers to maintain a long-term perspective. In determining the size of equity award grants, the Compensation Committee focuses on the executive officers’ current and expected future value to us, as well as the relative current value of their previous equity awards.

We do not have any program, plan, or policy to grant equity compensation to executive officers on specified dates, however, we do attempt to coordinate annual equity grants to executive officers to be shortly after a quarterly earnings release. Options granted to our executive officers have an exercise price at the fair market value of our common stock at the close of business on the date of grant. The date of grant is determined on the date the grant receives final approval from the Compensation Committee or, for non-executive employees, the Equity Award subcommittee. The value of equity awards granted to our executive officers is based on the fair value of the awards at date of grant, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Stock Compensation (ASC 718).

The Compensation Committee reviewed data from Compensia to obtain a general understanding of the current compensation practices of similar-sized semiconductor companies to aid in establishing the equity awards for our executive officers.

A complete listing and description of all equity grants to our NEOs during the 2013 fiscal year appears in the table below titled, “Grants of Plan-Based Awards for Fiscal Year Ended December 29, 2013.” In 2013, the Compensation Committee approved two equity grants to executive officers. First, on July 30, 2013, the

Compensation Committee approved stock option grants to our executive officers. These stock option grants vest 25% of the shares one year from the grant date and 1/12th of the total grant per quarter thereafter. Second, the executive officers were granted bonus unit awards on September 5, 2013. The bonus unit awards represent a contingent right to receive the fair market value of a share of common stock in cash on the vesting dates or, at our discretion, a share of common stock to the extent authorized under a stockholder-approved equity incentive plan. These bonus unit awards vest, in two equal amounts, for each executive officer in January 2015 and April 2015. The bonus unit awards were granted to provide a stock price-based retention incentive for this period. With shareholder approval of the 2014 Plan, which allows for RSU grants to executive officers, we intend to convert the bonus unit awards to an identical number of RSUs with the same vesting dates.

We do not offer traditional employee equity grants to our employees residing in the People’s Republic of China. Due to the complexity and cost of issuing our securities in compliance with Chinese securities laws, the Compensation Committee decided to offer our Chinese employees stock appreciation rights that may only be settled in cash. These stock appreciation rights mimic the value appreciation available to holders of stock options; however, the stock appreciation rights offered in China may not be exchanged for any of our equity when they vest. Rather, the right converts directly to cash when vested.

Our 2004 ESPP is tax-qualified and is generally available to all employees including executive officers. The 2004 ESPP is intended to qualify under Section 423 of the Code and provides for consecutive, overlapping 24-month offering periods. Each offering period includes four 6-month purchase periods and allows Participants, including our executive officers, to purchase our common stock through payroll deductions at a discount from the fair market value.

Change-in-Control and Severance Agreements

In certain instances, either as a condition of employment or to continue employment, our executive officers have received change-in-control and/or termination of employment severance agreements. The Compensation Committee believes these types of agreements are necessary in recruiting and retaining our executive officers. The Compensation Committee considers all factors necessary to induce and retain employment with us, which includes individual change-in-control and termination of employment severance agreements. These arrangements are made on a case-by-case basis, and typically include accelerated vesting of equity incentives and/or cash compensation. All of our change-in-control and termination of employment severance agreements are described in detail under the caption “Post-Employment/Change-in-Control Payments.”

From time to time, we have offered termination of employment severance packages to terminated executive officers who did not have an agreement in place prior to their termination. There is not a set policy for determining severance packages, but generally we have provided severance based on years of service, past performance, and factors relating to the executive officer’s termination. These severance packages are evaluated and recommended by the Compensation Committee for approval by the full Board as necessary. These severance packages are described in detail under the caption “Post-Employment/Change-in-Control Payments.”

Other benefits/perquisites

Our NEOs receive no benefits from us under defined benefit or defined contribution plans other than the tax-qualified 401(k) plan.

Our Named Executive Officer 2013 Compensation

Mr. Tahernia’s 2013 Compensation

Mr. Tahernia has served as our President, Chief Executive Officer, and Director since June 11, 2012. Mr. Tahernia’s annual base salary as the President and Chief Executive Officer was set at $400,000 at his date of hire. He was eligible to receive up to 100% of his base salary under the 2013 EIP. In July 2013, Mr. Tahernia was granted an option to purchase 200,000 shares of our common stock that vest over four years. In September 2013, Mr. Tahernia was granted 200,000 bonus unit awards that vest equally in January 2015 and April 2015. Mr. Tahernia does not receive any additional compensation for his service as a director.

	2013($)	2012($)	Change (%)
Salary (1)	400,000	224,359	78%
Cash Incentive	—	224,700	(100)%
Equity Compensation – Stock Options (2)	133,260	680,550	(80)%
Equity Compensation – Bonus Unit Awards (2)	262,000	—	100%
Other Compensation (Term Life Insurance Premium)	1,186	643	84%

(1)	Amount actually paid in 2012 was pro-rated for partial year of service.
(2)	Represents the value of options based on the fair value of the options as of the grant date and the value of bonus unit awards. The amount does not reflect the actual economic value received.

Mr. Bencala’s 2013 Compensation

Mr. Bencala was hired in June 2010 to serve as our Chief Financial Officer and Vice President of Finance. Mr. Bencala’s annual base salary as the Chief Financial Officer and Vice President of Finance was set at $260,000 in August 2012. He was eligible to receive up to 50% of his base salary under the 2013 EIP. In July 2013, Mr. Bencala was granted an option to purchase 75,000 shares of our common stock that vest over four years. In September 2013, Mr. Bencala was granted 75,000 bonus unit awards that vest equally in January 2015 and April 2015.

	2013($)	2012($)	Change (%)
Salary	260,000	251,250	3%
Cash Incentive	—	126,500	(100)%
Equity Compensation – Stock Options (1)	49,973	87,213	(43)%
Equity Compensation – Bonus Unit Awards (1)	98,250	—	100%
Other Compensation (Term Life Insurance Premium)	2,219	2,219	0%

(1)	Represents the value of options based on the fair value of the options as of the grant date and the value of bonus unit awards. The amount does not reflect the actual economic value received.

Mr. Krometis’ 2013 Compensation

Mr. Krometis was hired in May 2013 to serve as our Vice President of Worldwide Sales. His salary is $245,000 and was set at his hire date. Mr. Krometis was eligible to receive up to 50% of his base salary, 25% of which was based on the 2013 EIP and 25% of which was based on the 2013 SIP. Mr. Krometis received an incentive payment of $54,577 under the 2013 EIP and a payment of $9,423, which was guaranteed under the 2013 SIP at the time of his hire. In May 2013 and July 2013, respectively, Mr. Krometis was granted options to purchase 325,000 shares and 20,000 shares of our common stock, both of which vest over four years. In September 2013, Mr. Krometis was granted 50,000 bonus unit awards that vest equally in January 2015 and April 2015.

	2013 ($)	2012 ($)	Change (%)
Salary (1)	160,663	—	100%
Cash Incentive (2)	64,000	—	100%
Equity Compensation – Stock Options (3)	272,091	—	100%
Equity Compensation – Bonus Unit Awards (3)	65,500	—	100%
Other Compensation (Term Life Insurance Premium)	791	—	100%

(1)	Amount actually paid in 2013 was pro-rated for partial year of service.
(2)	Mr. Krometis’ cash incentive includes $54,577 under the 2013 EIP and $9,423 under the 2013 SIP.
(3)	Represents the value of options based on the fair value of the options as of the grant date and the value of bonus unit awards. The amount does not reflect the actual economic value received.

Mr. Murphy’s 2013 Compensation

Mr. Murphy was hired in June 2010 to serve as our Vice President of Human Resources. Mr. Murphy’s annual base salary was set at $240,000 in August 2012. He was eligible to receive up to 50% of his base salary under the 2013 EIP. In July 2013, Mr. Murphy was granted an option to purchase 50,000 shares of our common stock that vest over four years. In September 2013, Mr. Murphy was granted 50,000 bonus unit awards that vest equally in January 2015 and April 2015.

	2013 ($)	2012($)	Change (%)
Salary	240,000	237,083	1%
Cash Incentive	—	119,300	(100)%
Equity Compensation – Stock Options (1)	33,315	69,770	(52)%
Equity Compensation – Bonus Unit Awards (1)	65,500	—	100%
Other Compensation (Term Life Insurance Premium)	2,219	2,219	—

(1)	Represents the value of options based on the fair value of the options as of the grant date and the value of bonus unit awards. The amount does not reflect the actual economic value received.

Mr. Pal’s 2013 Compensation

Mr. Pal was hired in July 2009 as our Senior Vice President and Chief Technology Officer. His base salary was set at $270,000 in August 2012. He was eligible to receive up to 50% of his base salary under the 2013 EIP. In July 2013, Mr. Pal was granted an option to purchase 62,500 shares of our common stock that vest over a four year period. In September 2013, Mr. Pal was granted 62,500 bonus unit awards that vest equally in January 2015 and April 2015.

	2013 ($)	2012 ($)	Change (%)
Salary	270,000	267,083	1%
Cash Incentive	—	134,400	(100)%
Equity Compensation – Stock Options (1)	41,644	41,862	—
Equity Compensation – Bonus Unit Awards (1)	81,875	—	100%
Other Compensation (Term Life Insurance Premium)	2,219	1,187	87%

(1)	Represents the value of options based on the fair value of the options as of the grant date and the value of bonus unit awards. The amount does not reflect the actual economic value received.

Tax and Accounting Implications

The philosophy of the Compensation Committee is to provide a comprehensive compensation package for each executive officer that is well suited to support the accomplishment of our business strategies, objectives, and initiatives. For incentive-based compensation, the Compensation Committee has considered the desirability of qualifying for deductibility by us under Section 162(m) of the Internal Revenue Code, as amended. Section 162(m) provides that non-performance-based compensation in excess of $1,000,000 paid to certain executive officers is not deductible unless the provisions of the plan comply with the requirements of Section 162(m) and are approved periodically by our stockholders. To maintain flexibility in compensating executive officers in a manner designed to promote corporate goals, our compensation programs are intended to be deductible under Section 162(m). As such, the Compensation Committee reaches its compensation decisions with a view towards our overall financial performance. Non-performance-based compensation for our executive officers for fiscal year 2013 did not exceed the $1,000,000 limit per officer. Any grants of options having an exercise price equal to or greater than the fair market value of the stock on the date of grant made from the Amended and Restated 2004 Equity Incentive Plan are generally intended to be performance-based compensation under Section 162(m). Restricted stock and restricted stock unit awards that are not subject to performance vesting do not qualify as performance-based compensation.

We account for equity compensation paid to our employees in accordance with ASC 718, which requires us to estimate and record an expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. Unless and until we achieve sustained profitability, the availability to us of a tax deduction for compensation expense will not be material to our financial position. We structure cash bonus compensation so that it is taxable to our executive officers at the time it becomes available to them. We currently intend that all cash compensation paid will be tax deductible for us. However, with respect to equity compensation awards, while any gain recognized by employees from the exercise of nonqualified options should be deductible by us, to the extent that an option constitutes an incentive stock option, the gain recognized by the optionee will not be deductible if there is no disqualifying disposition by the optionee. In addition, if we grant restricted stock or restricted stock unit awards that are not subject to performance vesting, they may not be fully deductible by us at the time the award is otherwise taxable to the employee.

Compensation Committee Interlocks and Insider Participation

George Pavlov, Danial Faizullabhoy, Frederick M. Lax, and James Smaha served as members of the Compensation Committee during the fiscal year 2013. None of the members of the Compensation Committee is or has in the past served as an officer or employee of Ikanos. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Compensation Committee Report

The following report of the Compensation Committee does not constitute solicitation material, and shall not be deemed filed or incorporated by reference into any other filing by Ikanos under the Securities Act of 1933, or the Exchange Act.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Form 10-K for the fiscal year ended December 29, 2013.

Respectively submitted on April 8, 2014, by the members of the Compensation Committee of the Board:

George Pavlov, Chair

Danial Faizullabhoy

Frederick M. Lax

James Smaha

2013 Summary Compensation Table

Name & Principal Position	Year	Salary $	Option Awards $ (1)	Non-Equity Incentive Plan Compensation $	All Other Compensation $ (2)	Total $
Omid Tahernia (3)	2013	400,000	395,260	—	1,186	796,446
President and Chief Executive Officer	2012	224,359	680,550	224,700	643	1,130,252

Dennis Bencala	2013	260,000	148,223	—	2,219	410,442
Chief Financial Officer and Vice President of Finance	2012	251,250	87,213	126,500	2,219	467,182
	2011	240,000	35,975	—	2,219	278,194

Stuart Krometis (4)
Vice President of Worldwide Sales	2013	160,663	337,591	64,000	791	563,045

Jim Murphy	2013	240,000	98,815	—	2,219	341,034
Vice President of Human Resources	2012	237,083	69,770	119,300	2,219	428,372
	2011	235,000	—	—	2,219	237,219

Debajyoti Pal	2013	270,000	123,519	—	2,219	395,738
Senior Vice President and Chief Technology Officer	2012	267,083	41,862	134,400	1,187	444,532
	2011	262,500	26,164	—	1,187	289,851

(1)	In accordance with SEC rules, these columns represent the value of restricted stock awards and the value of options awards based on the fair value of the option as of the grant date calculated in accordance with ASC 718, excluding any estimate of future forfeitures. See Note 12 of the Notes to Consolidated Financial Statements in Item 8 in our Annual Report on Form 10-K for the fiscal year ended December 29, 2013, for the assumptions made in determining ASC 718 values. Regardless of the option value on the grant date, the actual value that may be recognized by the optionee will depend on the market value of our common stock on a date in the future when an option is exercised.
(2)	These amounts reflect term life insurance premiums.
(3)	Mr. Tahernia was appointed as President, Chief Executive Officer and Director on June 11, 2012.
(4)	Mr. Krometis was appointed as Vice President of Worldwide Sales effective May 6, 2013.

Grants of Plan-Based Awards for Fiscal Year Ended December 29, 2013

		Estimated Possible Payouts Under Non-Equity Incentive Plan			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price Exercise of Option Awards $ /sh	Grant Date Fair Value of Stock and Option Awards ($) (1)
Name	Grant Date	Threshold $	Target $	Maximum $
Omid Tahernia		—	400,000	800,000	—	—	—
	7/30/2013				200,000	1.32	133,260
	9/5/2013				200,000	1.31	262,000
Dennis Bencala		—	130,000	260,000	—	—	—
	7/30/2013				75,000	1.32	49,973
	9/5/2013				75,000	1.31	98,250
Stuart Krometis		—	80,332	160,663	—	—	—
	5/6/2013				325,000	1.59	258,765
	7/30/2013				20,000	1.32	13,326
	9/5/2013				50,000	1.31	65,500
Jim Murphy		—	120,000	240,000	—	—	—
	7/30/2013				50,000	1.32	33,315
	9/5/2013				50,000	1.31	65,500
Debajyoti Pal		—	135,000	270,000	—	—	—
	7/30/2013				62,500	1.32	41,644
	9/5/2013				62,500	1.31	81,875

(1)	In accordance with SEC rules, this column represents the value of the restricted stock award and options based on the fair value as of the grant date calculated in accordance with ASC 718, excluding any estimate of future forfeitures. See Note 12 of the Notes to Consolidated Financial Statements in Item 8 in our Annual Report on Form 10-K for the fiscal year ended December 29, 2013, for the assumptions made in determining ASC 718 values. Regardless of the option value on the grant date, the actual value that may be recognized by the optionee will depend on the market value of our common stock on a date in the future when an option is exercised.

Narrative to 2013 Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year Ended December 29, 2013

See Compensation Discussion and Analysis above for a complete description of the compensation plans pursuant to which the amounts listed under the 2013 Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year Ended December 29, 2013 were paid or awarded and the criteria for such payment, including targets for payment of annual incentives, as well as performance criteria on which such payments were based. The Compensation Discussion and Analysis also describes the option grants.

Outstanding Equity Awards at December 29, 2013

The following table lists all outstanding equity awards held by our NEOs as of December 29, 2013.

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Omid Tahernia (2)	6/11/12	562,500	1,537,500	0.89	6/11/19
	7/30/13	—	200,000	1.32	7/30/20
	9/5/13	—	200,000	1.31	—

Dennis Bencala	6/14/10	262,500	37,500	1.82	6/14/17
	8/3/11	30,937	24,063	1.27	8/3/18
	10/31/12	31,250	93,750	1.39	10/31/19
	7/30/13	—	75,000	1.32	7/30/20
	9/5/13	—	75,000	1.31	—

Stuart Krometis	5/6/13	—	325,000	1.59	5/6/20
	7/30/13	—	20,000	1.32	7/30/20
	9/5/13	—	50,000	1.31	—

Jim Murphy	6/2/10	218,750	31,250	2.11	6/2/17
	10/31/12	25,000	75,000	1.39	10/31/19
	7/30/13	—	50,000	1.32	7/20/20
	9/5/13	—	50,000	1.31	—

Debajyoti Pal	9/13/09	425,000	—	1.77	9/13/16
	11/9/10	75,000	25,000	1.18	11/9/17
	8/3/11	22,500	17,500	1.27	8/3/18
	10/31/12	15,000	45,000	1.39	10/31/19
	7/30/13	—	62,500	1.32	7/30/20
	9/5/13	—	62,500	1.31	—

(1)	These options vest as to 25% of the shares on the one year anniversary and the remainder of the shares vest 1/12 each quarter, thereafter, except for shares granted on September 5, 2013. The shares granted on September 5, 2013 will vest on defined dates for each optionee with 50% during January 2015 and 50% during April 2015.
(2)	Mr. Tahernia received three option awards at employment date. The first tranche of 1,500,000 options is time-based that will vest over a four year period; the second and third tranches of 300,000 options each will vest over one year with vesting commencing when the stock price reaches and maintains $2.50 for a period of twenty days (tranche two) and when the stock price reaches and maintains $3.50 for a period of twenty days (tranche three), respectively.

POST-EMPLOYMENT/CHANGE-IN-CONTROL PAYMENTS

Individual Offer Letters and/or Employment Agreements

The following narratives and tables describe the payments and/or benefits that are payable by us to our named executive officers upon termination of employment or in the event of a change-in-control under various applicable scenarios pursuant to each named executive officer’s offer letter, equity grant agreements and/or employment agreement with us. The amounts provided in the examples below are estimates only and may not reflect the actual amounts payable to our named executive officers.

Omid Tahernia

Overview of Potential Post-Employment/Change-in-Control Benefits

Mr. Tahernia is entitled to severance benefits upon termination of his employment with us under certain scenarios pursuant to his Offer Letter. The estimated potential severance benefits payable to Mr. Tahernia in the various termination scenarios is described below. The relevant definitions follow the tabular description.

(1) Involuntary Termination. In the event that we terminate his employment without Cause (as defined below), or he terminates his employment for Good Reason (as defined below), then subject to his execution and non-revocation of a Release (as described below), we shall provide him with the following:

(i) a lump sum cash severance payment equal to twelve (12) months of his then-current base salary, plus an amount equal to a pro-rated portion of his then-current annual target bonus under the Incentive Plan for the year in which his employment terminates (pro-rated based on the number of days that he is employed during the year in which his employment terminates), payable on the sixtieth (60th) day following his termination of employment,

(ii) payment by us of the premiums necessary for him and his eligible dependents to continue his/their Company group health insurance benefits under the Consolidated Omnibus Reconciliation Act of 1985 (COBRA) for twelve (12) months from the termination date. The premium payment obligation will terminate upon his acceptance of subsequent employment with a company that offers comparable health insurance benefits.

(iii) accelerated vesting of the Time-Based Option Shares that would have vested during the period through and including the quarterly installment vesting date that falls on (if his termination date is a quarterly installment vesting date), or the first such date that falls after (if his termination date is not a quarterly installment vesting date), the anniversary of his termination date, and

(iv) if either or both of the above stock price targets ($2.50/$3.50) for the Performance-Based Option Shares have been achieved prior to the date on which his employment terminates, the respective tranche(s) of Performance-Based Option Shares will fully vest upon his date of termination. If the average closing price of the Company’s common stock over the twenty (20) consecutive trading day period ending on (and including) his date of termination (or ending on the last trading day before his termination date if he is terminated on a Saturday, Sunday, or holiday) (the “Closing Price”) is equal to or in excess of $1.75 per share, but less than the stock price target for a tranche, a pro rata portion of the shares subject to that tranche will vest upon his date of termination based on the ratio of (x) the excess of the Closing Price over the exercise price, to (y) the excess of the applicable stock price target over the exercise price, multiplied by the number of shares subject to that tranche, and the balance of the shares subject to that tranche will terminate as of the date of his termination. For example, if the exercise price is $1.00 per share and the Closing Price is $2.25 per share, 125/150 of the 300,000 shares subject to the $2.50 stock price target tranche will vest, and 125/250 of the 300,000 shares subject to the $3.50 stock price target tranche will vest. If the Closing Price is less than $1.75 per share, each tranche will terminate as of the date of his termination.

(v) except as the Board of Directors or Compensation Committee may otherwise provide in an award agreement specifically referencing this provision, accelerated vesting of the unvested portion of any stock option, restricted stock, restricted stock unit, or other equity grant held by you, other than the Time-Based Options Shares or Performance-Based Option Shares, that would have vested during the period through and including the last day of the calendar quarter that falls on (if your termination date is the last day of a calendar quarter), or the first such date that falls after (if your termination date is not the last day of a calendar quarter), the one-year anniversary of your termination date.

(2) Termination In Connection with a Change of Control. If we terminate his employment without Cause, or he terminates his employment for Good Reason, within 90 days prior to, or on or within twelve (12) months following, a Change of Control of the Company (as defined below), then subject to his execution and non-revocation of a Release (as described below), the Company shall provide him with the following compensation and benefits in lieu of those described in subsection (1) above:

(i) a lump sum cash severance payment equal to:

(A) if the Change of Control closes within the first twelve (12) months of his employment, twenty-four (24) months of his then-current base salary, plus an amount equal to a pro-rated portion of his then-current target annual bonus under the Incentive Plan for the year in which his employment terminates (pro-rated based on the number of days that he was employed during the year in which his employment terminates), payable on the sixtieth (60th) day following the later of his termination of employment or the close of the Change of Control, or

(B) if the Change of Control closes after the first twelve (12) months of his employment, twelve (12) months of his then-current base salary, plus an amount equal to one times his then-current target annual bonus under the Incentive Plan, plus an amount equal to a pro-rated portion of his then-current target annual bonus under the Incentive Plan for the year in which his employment terminates (pro-rated based on the number of days that he is employed during the year in which his employment terminates), payable on the sixtieth (60th) day following the later of his termination of employment or the close of the Change of Control,

(ii) payment by us of the premiums necessary for him and his eligible dependents to continue his/their group health insurance benefits under COBRA for twelve (12) months from his termination date; the premium payment obligation will terminate upon his acceptance of subsequent employment with a company that offers comparable health insurance benefits,

(iii) the Time-Based Option Shares will become fully vested upon such termination or, if later, the close of the Change of Control, and

(iv) if such termination occurs within ninety (90) days prior to the Change of Control, he would be entitled to accelerated vesting of the Performance-Based Option Shares as described in the letter of employment based on the Change of Control “deal price” as if he were still employed through the close of the Change of Control.

(v) except as the Board of Directors or Compensation Committee may otherwise provide in an award agreement specifically referencing this provision, one hundred percent (100%) of the unvested portion of any stock option, restricted stock, restricted stock unit, or other equity grant held by you, other than the Time-Based Options Shares or Performance-Based Option Shares, shall automatically be accelerated in full so as to become completely vested upon such termination or, if later, the close of the Change of Control.

Severance benefits are contingent upon Mr. Tahernia’s executing and not revoking a standard settlement and release of claims agreement.

Estimated Value of Change in Control and Severance Benefits (1)

	NEO Terminated With Good Reason or Without Cause Unrelated to a Change in Control	NEO Terminated With Good Reason or Without Cause Related To a Change in Control
Compensation & Benefits
Base Salary (2)	$400,000	$800,000
Bonus (3)	$400,000	$400,000
Acceleration of Vesting of Time-Based Option Shares (4)(5)	$112,500	$281,250
Acceleration of Vesting of Performance-Based Option Shares (4)(5)	—	—
Bonus Unit Awards	—	$238,000
Health Care Benefits (6)	$27,546	$27,546

(1)	All amounts are estimated based on an assumed trigger date of December 29, 2013 and a per share price of $1.19, the closing sales price of our common stock on the NASDAQ Capital Market on December 27, 2013, which was the last trading day of our fiscal year which ended on December 29, 2013.
(2)	Represents severance pay equal to twelve months for termination unrelated to a change of control and twenty-four months for termination related to a change of control based on his of base salary of $400,000, in effect as of December 29, 2013.
(3)	Bonus at termination and/or change of control based on percentage of his base salary for the year in which the termination occurred.
(4)	In the case of termination unrelated to a change of control, the value of the accelerated vesting of stock options represents the intrinsic value of outstanding and unvested options that would vest within twelve months of termination. The intrinsic value is calculated by multiplying (i) the amount by which the fair market value of our common stock on December 29, 2013 exceeded the applicable exercise price by (ii) the number of shares that would be subject to such acceleration.
(5)	In the case of termination unrelated to a change of control, the value of the accelerated vesting of stock options represents the acceleration of all unvested options. In this scenario only the Timed-Based Options would vest. The intrinsic value is calculated by multiplying (i) the amount by which the fair market value of our common stock on December 29, 2013 exceeded the applicable exercise price by (ii) the number of shares that would be subject to such acceleration. This also assumes that any sales price does not exceed $1.75.
(6)	Represents the premiums to be paid by us for twelve months continuation of health care benefits.

Definitions

The following are the definitions that are applicable to the Tahernia Offer Letter:

“Cause” means: the willful and continued refusal to adhere to, or to carry out, in any material respect, any legal and reasonable directive of the Board after his receipt of written notice from the Board of, and a reasonable opportunity to cure, such refusal, his engaging in any act of dishonesty, fraud or misrepresentation in connection with his employment with the Company; his knowing violation of any federal or state law or regulation directly applicable to the business of the Company or its affiliates; his breach of any confidentiality agreement or invention assignment agreement between him and the Company; or his being convicted of, or entering a plea of nolo contendere to, any crime which reflects conduct or character that the Board reasonably and in good faith determines is inconsistent with continued employment.

“Change of Control” means the occurrence of any of the following events: (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or (iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

“Good Reason” means any of the following that occurs without his express written consent: a material reduction of his duties, position, authority, or responsibilities (provided that for this purpose, his duties, position, authority, and responsibilities will not be deemed to be materially reduced if following a Change of Control (as defined below) you retain the same duties, position, authority, and responsibilities with respect to the Company business or the business with which such business is operationally merged or subsumed (as, for example, where you remain the Chief Executive Officer of the Company as the surviving entity following a Change of Control, but are not made the Chief Executive Officer of the acquirer); a material reduction by the Company in his base salary as in effect immediately prior to such reduction; a material reduction by the Company in the kind or level of employee benefits to which you are entitled immediately prior to such reduction with the result that his overall benefits package is materially reduced; or a material change in the geographic location at which you must perform services (in other words, his relocation to a facility or a location more than fifty (50) miles from his current residence on his employment commencement date); provided, however, that termination of employment shall not be considered for “Good Reason” unless you terminate his employment within ninety (90) days following the initial occurrence of one of the foregoing events, after providing the Company with written notice of the occurrence thereof and an opportunity to cure of at least (30) days.

Dennis Bencala—Stuart Krometis—Jim Murphy

Overview of Potential Post-Employment/Change-in-Control Benefits

Messrs. Bencala, Krometis, and Murphy are entitled to certain severance benefits upon termination of their respective employment with us under certain scenarios pursuant to their Offer Letters (collectively, the Bencala, Krometis, and Murphy Offer Letters). The estimated potential severance benefits payable to Messrs. Bencala, Krometis, and Murphy in the various termination scenarios are described below. The relevant definitions follow the tabular description.

If, within twelve months following a Change of Control, Messrs. Bencala, Krometis, or Murphy were to terminate his employment with us for Good Reason or if we were to terminate his employment without Cause, he would receive the following severance package, subject to his executing and not revoking a separation agreement and release of claims against us: severance pay equal to six months of his then current base salary on the date of termination; fifty percent (50%) of his annual target bonus for the year in which the termination occurs; accelerated vesting of all outstanding and unvested equity awards with respect to 50% of his then unvested portion of any such award; and reimbursement by us for payments made by Messrs. Bencala, Krometis, and Murphy for health insurance benefits under COBRA for six months starting from the termination date or until Messrs. Bencala, Krometis or Murphy obtains substantially similar coverage under another employer’s group insurance plan, whichever date occurs first.

Estimated Value of Change in Control and Severance Benefits (1)

	NEO Terminated with Good Reason or without Cause Related to a Change in Control
Compensation & Benefits	Dennis Bencala	Stuart Krometis	Jim Murphy
Base Salary (2)	$130,000	$122,500	$120,000
Bonus (3)	$65,000	$61,250	$60,000
Acceleration of Vesting of Stock Options (4)	—	—	—
Health Care Benefits (5)	$13,773	$13,773	$8,972

(1)	All amounts are estimated based on an assumed trigger date of December 29, 2013 and a per share price of $1.19, the closing sales price of our common stock on the NASDAQ Capital Market on December 27, 2013, the last trading day of our fiscal year which ended on December 29, 2013.
(2)	Represents severance pay equal to six months of Mr. Bencala’s base salary of $260,000, Mr. Krometis’ base salary of $245,000, and Mr. Murphy’s base salary of $240,000, in effect as of December 29, 2013.
(3)	Represents 50% of the annual target bonus which would be 25% of the base salaries for Messrs. Bencala, Krometis and Murphy.
(4)	Represents the intrinsic value of 50% of the outstanding and unvested options that would vest within twelve months of termination. The intrinsic value is calculated by multiplying (i) the amount by which the fair market value of our common stock on December 29, 2013 exceeded the applicable exercise price by (ii) the number of shares that would be subject to such acceleration.
(5)	Represents the premiums to be paid by us for six months continuation of health care benefits.

Definitions

The following are the definitions that are applicable to the Bencala, Krometis, and Murphy Offer Letters:

“Cause” means: the executive’s failure to perform his assigned duties or responsibilities after notice thereof from us describing his failure to perform such duties or responsibilities; engaging in any act of dishonesty, fraud or misrepresentation; violation of any federal or state law or regulation directly applicable to our business; breach of any confidentiality agreement or invention assignment agreement between the executive and us; or being convicted of, or entering a plea of nolo contendere to, any crime or committing any act of moral turpitude.

“Change of Control” means either: our acquisition by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation or stock transfer, but excluding any such transaction effected primarily for the purpose of changing our domicile), unless our stockholders of record immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity (provided that the sale by us of our securities for the purposes of raising additional funds will not constitute a Change of Control hereunder); or a sale of all or substantially all of our assets.

“Good Reason” means any of the following that occurs on or following a Change of Control and without the executive’s express written consent: a reduction of his duties, position or responsibilities; a reduction by us in his base salary as in effect immediately prior to such reduction; a material reduction by us in the kind or level of employee benefits to which he is entitled immediately prior to such reduction with the result that his overall benefits package is significantly reduced; or a material change in the geographic location at which he must perform services (in other words, his relocation to a facility or a location more than fifty (50) miles from his then present location).

Debajyoti Pal

Overview of Potential Post-Employment/Change-in-Control Benefits

Mr. Pal is entitled to certain severance benefits upon termination of his employment with us in certain scenarios pursuant to his offer letter (Pal Offer Letter).

If within twelve months following a Change of Control or if Mr. Pal resigns from his employment with us for Good Reason or we terminate his employment without Cause or in the event we terminate Mr. Pal’s employment with us unrelated to a Change of Control and without Cause, then he will be entitled to receive the following severance: continuing payments of severance pay equal to twelve months of his then current base salary on the date of termination (or, if greater, as in effect immediately prior to the Change of Control), payable in accordance with our normal payroll procedures and subject to the usual, required withholding; 100% of Mr. Pal’s target bonus for the year in which the termination occurs (or, if greater, his target bonus as in effect immediately prior to the Change of Control), to be paid in equal installments over the twelve month period from the date of such termination, payable in accordance with our normal payroll procedures and subject to the usual, required withholding; accelerated vesting of outstanding and unvested equity awards with respect to that portion of the award that would have vested during the twelve month period following his date of termination if he had remained employed with us through such period; and provided Mr. Pal constitutes a qualified beneficiary, as defined in Section 4980B(g)(l) of the Code, and Mr. Pal elects health insurance continuation coverage under COBRA within the time period prescribed pursuant to applicable law, we will reimburse his health insurance premiums until the earlier of twelve months or until he obtains substantially similar coverage under another employer’s group insurance plan.

Severance benefits are contingent upon Mr. Pal’s executing and not revoking a standard settlement and release of claims agreement.

Estimated Value of Change in Control and Severance Benefits (1)

NEO Terminated With Good Reason or Without Cause Related and/or Unrelated to a Change in Control
Compensation & Benefits
Base Salary (2)	$270,000
Bonus (3)	$135,000
Acceleration of Vesting of Stock Options (4)	$250
Health Care Benefits (5)	$27,546

(1)	All amounts are estimated based on an assumed trigger date of December 29, 2013 and a per share price of $1.19, the closing sales price of our common stock on the NASDAQ Capital Market on December 27, 2013, which was the last trading day of our fiscal year which ended on December 29, 2013.
(2)	Represents severance pay equal to twelve months of base salary of $270,000, in effect as of December 29, 2013.
(3)	Represents 100% of the annual target bonus, which is equal to 50% of his base salary.
(4)	Represents the intrinsic value of outstanding and unvested options that would vest within twelve months of termination. The intrinsic value is calculated by multiplying (i) the amount by which the fair market value of our common stock on December 29, 2013 exceeded the applicable exercise price by (ii) the number of shares that would be subject to such acceleration.
(5)	Represents the premiums to be paid by us for twelve months continuation of health care benefits.

Definitions

The following are the definitions that are applicable to the Pal Offer Letter:

“Cause” means: the executive’s failure to perform his assigned duties or responsibilities after written notice thereof from us describing his failure to perform such duties or responsibilities and his inability to correct such failure within thirty (30) days after such written notice; engaging in any act of dishonesty, fraud or misrepresentation; intentional violation of any federal or state law or regulation directly applicable to our business; breach of any confidentiality agreement or invention assignment agreement between the executive and us; or the executive being convicted of, or entering a plea of nolo contendere to, any crime or committing any act of moral turpitude.

“Change of Control” means either: our acquisition by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation or stock transfer, but excluding any such transaction effected primarily for the purpose of changing our domicile), unless our stockholders of record immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity (provided that the sale by us of our securities for the purposes of raising additional funds will not constitute a Change of Control under the Pal Offer Letter); or a sale of all or substantially all of our assets.

“Good Reason” means any of the following that occurs on or following a Change of Control and without the executive’s express written consent: a material reduction of his duties, position or responsibilities; a material reduction by us in his base salary as in effect immediately prior to such reduction; a material reduction by us in the kind or level of employee benefits to which he is entitled immediately prior to such reduction with the result that his overall benefits package is significantly reduced; or a material change in the geographic location at which he must perform services (in other words, relocation to a facility or a location more than fifty (50) miles from his then present location); provided, however, that before the executive may terminate his employment for Good Reason, the executive must provide written notice to us, within 90 days of the initial existence of the Good Reason condition, setting forth the reasons for his intention to terminate his employment for Good Reason and we must have an opportunity within 30 days following delivery of such notice to cure the Good Reason condition. In no instance will a resignation be deemed to be for Good Reason if it is made more than 12 months following the initial occurrence of any of the events that otherwise would constitute Good Reason under the Pal Offer Letter.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of our common stock, to file initial reports of ownership of our securities on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such officers, directors, and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that, during the last fiscal year, all Section 16(a) filing requirements applicable to our officers, directors, and 10% stockholders were met, except that there were three late Form 4 filings, one each for Mr. Diosdado Banatao, Tallwood Partners, LLC, and Tallwood Annex III LP.

Certain Relationships and Related Person Transactions

In addition to the compensation arrangements with directors and executive officers described elsewhere in this Proxy Statement, the following is a description of each transaction since January 1, 2012 and each currently proposed transaction in which:

•	we have been or will be a participant;

•	the amount involved exceeds or will exceed the lesser of $120,000 or 1% of the average of our total assets as of December 30, 2012 and December 29, 2013; and

•

any of our directors, executive officers, or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Securities Purchase Agreement

Pursuant to our SPA with the Tallwood Investors, effective August 24, 2009, we agreed to sell and the Tallwood Investors agreed to purchase 24,000,000 shares of our common stock and one share of Series A Preferred Stock for $42,000,000. We also issued warrants to the Tallwood Investors to purchase an aggregate of 7,800,000 shares of our common stock at the exercise price of $1.75 (Warrants), which expire five years after the issuance date. The common stock owned by Tallwood Investors represented approximately 32% of the outstanding shares of our common stock (excluding the exercise of Warrants) as of April 14, 2014. Assuming the full exercise of the Warrants, the common stock owned by the Tallwood Investors would represent 37% of the outstanding shares of our common stock.

Stockholder Agreement

Pursuant to the SPA, we also entered into a Stockholder Agreement with the Tallwood Investors pursuant to which, following the closing of the transactions contemplated by the SPA:

•

the Tallwood Investors have agreed to vote any shares of common stock representing voting power in excess of the 35% of the common stock outstanding, proportionately as all our other stockholders vote;

•

the Tallwood Investors have agreed to vote all shares of common stock they hold proportionately with respect to the election of the directors other than the directors elected by the Tallwood Investors;

•

for a period of two years, the Tallwood Investors have agreed to certain standstill restrictions, including, without limitation, restrictions on the acquisition of additional Ikanos securities and effecting a change of control of Ikanos or a change in our Board;

•	the Tallwood Investors have agreed to certain restrictions on the transfer of the common stock and Series A Preferred Stock issuable under the SPA;

•	we have agreed to give the Tallwood Investors certain preemptive rights to purchase securities that we issue, subject to customary exceptions; and

•

we have registered the common stock held by the Tallwood Investors and the common stock issuable upon exercise of the Warrants on a shelf registration statement and have granted the Tallwood Investors certain customary “piggy-back” registration rights related to future registration statements.

Indemnification and Insurance

We have entered into an indemnification agreement with each of our directors and executive officers and have purchased directors’ and officers’ liability insurance. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Review, Approval or Ratification of Transactions with Related Persons

The Nominating and Corporate Governance Committee is responsible for the review, approval, and ratification of transactions with related persons. Specifically, the Nominating and Corporate Governance Committee has the authority to:

•	Review and monitor our Code of Business Conduct and Ethics and our Code of Ethics for Principal Executive and Senior Financial Officers;

•	Consider questions of possible conflicts of interest of members of our Board and corporate officers; and

•

Review actual and potential conflicts of interest of members of our Board and corporate officers, and clear any involvement of such persons in matters that may involve a conflict of interest. In performing its responsibilities, the Nominating and Corporate Governance Committee shall have the authority to hire and obtain advice, reports, or opinions from internal or external counsel and expert advisors.

REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Ikanos under the Securities Act of 1933 or the Exchange Act.

The Audit Committee of the Board serves as the representative of the Board for general oversight of Ikanos’ financial accounting and reporting process, our system of internal financial control, audit process and process for monitoring compliance with laws and regulations. Management has primary responsibility for preparing its financial statements and for its financial reporting process. The independent registered public accounting firm (independent auditors), PricewaterhouseCoopers LLP, was responsible for auditing Ikanos’ consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) for the 2013 fiscal year. In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements and the audit of the effectiveness of our internal control over financial reporting with its management and independent auditors, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements.

2. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU §380), as adopted by the PCAOB in Rule 3200T.

3. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with them their independence.

4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board that the audited financial statements be included in Ikanos’ Annual Report on Form 10-K for the fiscal year ended December 29, 2013, for filing with the SEC.

The Board has adopted a written charter for the Audit Committee, a copy of which can be viewed at the investor relations section of our website at www.ikanos.com. The information contained on our website does not form any part of this Proxy Statement. Each of the members of the Audit Committee is independent as defined under the listing standards of the NASDAQ Stock Market and federal securities laws.

Respectfully submitted on April 8, 2014 by the members of the Audit Committee of our Board:

Frederick M. Lax, Chair

Danial Faizullabhoy

James Smaha

OTHER MATTERS

As of the date hereof, our Board is not aware of any other matters to be submitted at the Annual Meeting. No proposals were received from stockholders prior to the deadline set forth in our Bylaws. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board recommends or as they otherwise deem advisable.

THE BOARD OF DIRECTORS

Fremont, California

April 23, 2014

Our Annual Report on Form 10-K for the year ended December 29, 2013 has been mailed with this Proxy Statement. We will provide copies of exhibits to our Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such requests in writing to Corporate Secretary, Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, California 94538. The request must include a representation by the stockholder that, as of April 14, 2014, the stockholder was entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K and exhibits are also available at: www.ikanos.com.

Annex I

IKANOS COMMUNICATIONS, INC.

ARTICLES OF INCORPORATION

AMENDED JUNE 3, 2014

ARTICLE I

The name of this corporation is Ikanos Communications, Inc. (the “Corporation”).

ARTICLE II

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

ARTICLE III

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE IV

A.	The Corporation is authorized to issue two classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation shall have authority to issue is two hundred one million (201,000,000) shares, consisting of two hundred million (200,000,000) shares of Common Stock, par value $0.001 per share, and one million (1,000,000) shares of Preferred Stock, par value $0.001 per share.

B.	The Board of Directors of the Corporation (the “Board”) is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

C.	Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (this “Certificate”) (including any certificate of designation of Preferred Stock relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate (including any certificate of designation of Preferred Stock relating to any series of Preferred Stock).

D.

Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the

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Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

ARTICLE V

A.	The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B.	Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

C.	Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the President or the Board acting pursuant to a resolution adopted by a majority of the Board, and any power of stockholders to call a special meeting of stockholders is specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

D.	Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

E.	No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE VI

A.	To the fullest extent permitted by the General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. If the General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

B.	The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, she, his or her testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

C.	Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of this Corporation’s Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VII

The Corporation is to have perpetual existence.

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ARTICLE VIII

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE IX

A.	The provisions of this paragraph shall be subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances. The number of directors which constitute the Board of Directors of the Corporation shall be as designated or provided for in the Bylaws of the Corporation. The Board shall be divided into three classes, the members of each class to serve for a term of three years; provided that the directors shall be elected as follows: at the first annual meeting of the stockholders held following the closing of a firm commitment underwritten public offering of Common Stock of the Corporation, the directors in the first class shall be elected for a term of three years, at the second annual meeting following such date, the directors in the second class shall be elected for a term of three years, and at the third annual meeting following such date, the directors in the third class shall be elected for a term of three years. The Board by resolution shall nominate the directors to be elected for each class. At subsequent annual meetings of stockholders, a number of directors shall be elected equal to the number of directors with terms expiring at that annual meeting. Directors elected at each such subsequent annual meeting shall be elected for a term expiring with the annual meeting of stockholders three years thereafter.

B.	Subject to the rights of the holders of any series of Preferred Stock then outstanding and unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board, be filled only by a majority vote of the directors then in office, whether or not less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No reduction in the authorized number of directors shall have the effect of removing any director before such director’s term of office expires.

C.	Subject to the rights of the holders of any series of Preferred Stock then outstanding, unless otherwise restricted by statue, by this Certificate or the Bylaws of the Corporation, any director, or all of the directors, may be removed from the Board, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation then entitled to vote at the election of directors, voting together as a single class.

ARTICLE X

The Board is expressly empowered to adopt, amend or repeal any of the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval of a majority of the Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of voting stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal all or any portion of Article II, Section 3.2, Section 3.3, Section 3.4, Section 3.14, Article VI or Article IX of the Bylaws of the Corporation.

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ARTICLE XI

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE XII

The Corporation reserves the right to amend or repeal any provision contained in this Certificate in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate, or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of voting stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article XII, Article V, Article VI, Article VIII, Article IX or Article X.

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ANNEX II

IKANOS COMMUNICATIONS, INC.

2014 STOCK INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards and the related issuance of Shares under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

For the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 of the Plan.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Ikanos Communications, Inc., a Delaware corporation, or any successor thereto.

(k) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l) “Director” means a member of the Board.

(m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(p) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine in its sole discretion the terms and conditions of any Exchange Program, subject to the stockholder approval requirements described in Section 4(b)(vi).

(q) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

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Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend or holiday, the Fair Market Value will be the price as determined in accordance with subsections (i) through (iv) above (as applicable) on the immediately succeeding business day, unless otherwise determined by the Administrator.

(r) “Fiscal Year” means the fiscal year of the Company.

(s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t) “Inside Director” means a Director who is an Employee.

(u) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w) “Option” means a stock option granted pursuant to the Plan.

(x) “Outside Director” means a Director who is not an Employee.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Participant” means the holder of an outstanding Award.

(aa) “Performance Period” means any Fiscal Year or such other period as determined by the Administrator in its sole discretion.

(bb) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(cc) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(dd) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ee) “Plan” means this 2014 Stock Incentive Plan.

(ff) “Qualifying Performance Criteria” has the meaning set forth in Section 12 of the Plan.

(gg) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan or issued pursuant to the early exercise of an Option.

(hh) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

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(ii) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(jj) “Section 16(b)” means Section 16(b) of the Exchange Act.

(kk) “Service Provider” means an Employee, Director, or Consultant.

(ll) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(mm) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(nn) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 5,000,000 Shares, plus (i) the number of Shares which have been reserved but not issued under the Company’s 2004 Equity Incentive Plan, as amended (“2004 Plan”), as of the effective date of this Plan, (ii) any Shares subject to stock options, restricted stock units or other outstanding awards granted under the 2004 Plan or the Company’s 1999 Stock Plan (“1999 Plan”) that, after the effective date of this Plan, expire or otherwise terminate without having been exercised in full, and (iii) any Shares issued pursuant to awards granted under the 2004 Plan or the 1999 Plan that, after the effective date of this Plan, are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to the Plan in respect of the 2004 Plan or the 1999 Plan equal to 30,000,000 Shares. The Shares may be authorized, but unissued or reacquired Common Stock.

(b) Lapsed Awards. If an Award expires or terminates without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the Shares which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares underlying Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. However, Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan unless forfeited to or repurchased by the Company due to failure to vest. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 3(b).

(c) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

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(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(v) Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it under the Plan. Such delegation may be revoked at any time. The Administrator may not delegate authority with respect to Awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code to the extent inconsistent with the requirements thereof.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi) to institute and determine the terms and conditions of an Exchange Program; provided, however, that notwithstanding any contrary provision of the Plan, the Administrator shall not have the authority to: (i) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the exercise price thereof, or (ii) cancel outstanding Options or Stock Appreciation Rights with an exercise price above the current Fair Market Value per Share in exchange for another Option, Stock Appreciation Right or other Award or for cash, unless the stockholders of the Company have previously approved such an action or such action relates to an adjustment pursuant to Section 15;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws (including qualifying for preferred tax treatment under applicable foreign tax laws);

(ix) to modify or amend each Award (subject to Section 20(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards;

(x) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 16;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

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(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(xiii) to determine whether Awards will be settled in Shares, cash, or in any combination thereof;

(xiv) to approve the grant of Awards under this Plan in settlement of or substitution for awards granted under other plans or programs of the Company; and

(xv) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Limitations.

(i) Designation as Incentive Stock Option; $100,000 Limitation. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a)(i), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii) Number of Shares. The Administrator will have complete discretion to determine the number of Shares that may be granted pursuant to Options granted to any Service Provider; provided, however, no Service Provider will be granted, in any Fiscal Year, Options covering more than 1,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service a Service Provider may be granted Options covering up to an additional 2,000,000 Shares. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15. In addition, if an Option is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Option will be counted against the numerical share limits set forth above. For this purpose, the reduction of the exercise price of an Option will be treated as cancellation of the Option and the grant of a new Option.

(b) Term of Option. The term of each Option will be stated in the Award Agreement. The term of an Option will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

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(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

b) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (1) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (2) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No

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adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan or the applicable Award Agreement.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided the right to designate a beneficiary is set forth in the Award Agreement and such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s death. Unless otherwise provided by the Administrator, if at the time of death the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, for Restricted Stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the

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Code, during any Fiscal Year no Participant will receive more than an aggregate of 400,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, for Restricted Stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, an Employee may be granted an aggregate of up to an additional 600,000 Shares of Restricted Stock. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 400,000 Restricted Stock Units. Notwithstanding the limitation in the previous sentence, for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 600,000 Restricted Stock Units. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(b) Vesting Criteria and Other Terms. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that

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will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination thereof.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

9. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider; provided, however, no Service Provider will be granted, in any Fiscal Year, Stock Appreciation Rights covering more than 1,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service a Service Provider may be granted Stock Appreciation Rights covering up to an additional 2,000,000 Shares. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15. In addition, if a Stock Appreciation Right is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Stock Appreciation Right will be counted against the numerical share limits set forth above. For this purpose, the reduction of the exercise price of a Stock Appreciation Right will be treated as cancellation of the Stock Appreciation Right and the grant of a new Stock Appreciation Right.

(c) Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Exercise of Stock Appreciation Rights. Stock Appreciation Rights will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(f) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b), relating to the maximum term, and Section 6(d), relating to exercise, will also apply to Stock Appreciation Rights.

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(g) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $2,000,000, and (ii) no Participant will receive more than 400,000 Performance Shares. Notwithstanding the foregoing limitation, for Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service, a Service Provider may be granted up to an additional 600,000 Performance Shares and Performance Units having an initial value up to an additional $2,000,000. The foregoing Share limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

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(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. Formula Grants to Outside Directors. All grants of Awards to Outside Directors pursuant to this Section 11 will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:

(a) Initial Award. Each person who becomes an Outside Director during the term of the Plan will be automatically granted an Option to purchase 45,000 Shares (the “First Option”) on or about the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director, but who remains a Director, will not receive a First Option.

(b) Annual Awards. On each date of the annual meeting of the stockholders of the Company, each Outside Director will be automatically granted an Option (each, a “Subsequent Option”) and a Restricted Stock Award as follows:

(i) An Option for 8,500 Shares and a Restricted Stock Award for 3,000 Shares if such Outside Director has served on the Board for at least one year as of the date of grant;

(ii) An Option for 12,500 Shares and a Restricted Stock Award for 4,000 Shares if such Outside Director has served on the Board for at least two years as of the date of grant; and

(iii) An Option for 19,500 Shares and a Restricted Stock Award for 7,000 Shares if such Outside Director has served on the Board for at least three years as of the date of grant.

For purposes of this Section 11(b), if a person becomes an Outside Director on the date of an annual meeting of stockholders, service as an Outside Director through the next annual meeting date shall be considered one year of service.

(c) Terms of Awards. All Restricted Stock Awards granted pursuant to this Section 11 will be fully vested on the date of grant. All Options granted pursuant to this Section 11 will be subject to the following terms:

(i) Each Option will be a Nonstatutory Stock Option.

(ii) The term of the Option will be seven (7) years.

(iii) The exercise price per Share will be 100% of the Fair Market Value per Share on the date of grant of the Option.

(iv) Subject to Section 15, the First Option will vest and become exercisable as to one-third of the Shares on the first anniversary of the date of grant and 1/12th of the Shares each quarter thereafter on the same day of the month as the date of grant, provided that the Participant continues to serve as a Director through each such date.

(v) Subject to Section 15, the Subsequent Option will vest and become exercisable as to 1/12th of the shares each month following the date of grant, provided that the Participant continues to serve as a Director through such date.

(vi) Each Option will become fully vested and exercisable upon a Change in Control, provided that the Participant continues to serve as a Director through such date.

(vii) The rules of Section 6(d) will also apply to Options granted pursuant to this Section 11. To the extent that the Participant was not entitled to exercise an Option on the date of termination, or if he or she does not exercise an Option (to the extent otherwise so entitled) granted pursuant to this Section 11 within the time specified in the Plan or the applicable Award Agreement, the Option shall terminate.

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Except as otherwise provided in this Section 11, all Awards granted pursuant to this Section 11 will be subject to the otherwise applicable terms and conditions of the Plan.

(d) Adjustments. The Administrator in its discretion may change and otherwise revise the terms of Awards granted under this Section 11, including, without limitation, the number of Shares subject thereto, or change the type of Award to be granted under this Section 11, for Awards granted on or after the date the Administrator determines to make any such change or revision.

12. Performance-Based Compensation Under Code Section 162(m).

(a) General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the provisions of this Section 12 will control with respect to that Award over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that may be based on Qualifying Performance Criteria or other specific criteria but that do not satisfy the requirements of this Section 12. The provisions of this Section 12 apply only to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(b) Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and other incentives under the Plan intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be subject to the attainment of pre-established, objective performance goals relating to a specified Performance Period based on one or more of the following performance criteria: (i) cash position, (ii) earnings per Share, (iii) earnings before interest, taxes, and depreciation, (iv) earnings before interest, taxes, depreciation, and amortization, (v) net income (before or after taxes), (vi) operating cash flow, (vii) cash flow per share, (viii) operating margin, (ix) gross margin, (x) operating expenses, (xi) operating income, (xii) net operating income after tax, (xiii) return on assets, investment, or capital employed, (xiv) product revenues, (xv) sales or revenue targets, (xvi) profit after-tax, (xvii) profit before-tax, (xviii) return on assets, (xix) expense and cost reduction goals, (xx) improvement in or attainment of working capital levels, (xxi) economic valued added (or an equivalent metric), (xxii) market share, (xxiii) return on equity, (xxiv) return on sales, (xxv) revenue, (xxvi) revenue growth, (xxvii) share price performance, (xxviii) debt reduction, (xxix) implementation or completion of projects or processes, (xxx) customer satisfaction, (xxxi) stockholders’ equity, and (xxxii) total stockholder return (“Qualifying Performance Criteria”), any of which may be measured either individually, alternatively or in any combination, applied to either the individual, the Company as a whole or to a business unit or subsidiary of the Company, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, or on the basis of any other specified period, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, and subject to specified adjustments, in each case as specified by the Administrator in the Award. The performance goals may differ from Participant to Participant and from Award to Award.

(c) Adjustments. Unless specified otherwise by the Administrator at the time the performance goals are established or otherwise within the time prescribed by Section 162(m) of the Code, the Administrator shall appropriately adjust the method of evaluating performance under a Qualifying Performance Criteria for a Performance Period as follows: (i) to exclude asset write-downs, (ii) to exclude litigation or claim judgments or settlements, (iii) to exclude the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) to exclude accruals for reorganization and restructuring programs, (v) to exclude any extraordinary nonrecurring items as determined under generally accepted accounting principles and/or described in managements’ discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) to exclude the dilutive and/or accretive effects of acquisitions or joint ventures, (vii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such

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divestiture, (viii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends, (ix) to exclude the effects of stock based compensation; and (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles, in each case in compliance with Section 162(m).

(d) Procedures. To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, the Administrator shall establish the applicable performance goals in writing and an objective method for determining the Award earned by a Participant if the goals are attained, while the outcome is substantially uncertain and not later than the 90th day of the performance period (but in no event after 25% of the period of service with respect to which the performance goals relate has elapsed), and shall determine and certify in writing, for each Participant, the extent to which the performance goals have been met prior to payment or vesting of the Award. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase for any Participant who is a “covered employee” within the meaning of Section 162(m) of the Code) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant who is a “covered employee” within the meaning of Section 162(m) of the Code will be eligible to receive payment pursuant to an Award for a Performance Period only if the performance goals for such period are achieved.

(e) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

13. Leaves of Absence/Transfers. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one (1) day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan,

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the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Sections 3, 6, 7, 8, 9, and 10, and the number of Shares issuable pursuant to the formula option grants to Outside Directors under Section 11.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent an Award has not been previously exercised or settled, the Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that (i) Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this subsection (c), the Administrator will not be required to treat all Awards similarly in the transaction. Unless otherwise determined by the Administrator, in the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award shall be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control. Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without

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the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Any acceleration of payment of an amount that is subject to Section 409A of the Code will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A.

(d) Outside Director Awards. Notwithstanding any provision of Section 15(c) to the contrary, with respect to Awards granted to an Outside Director that are assumed or substituted for, if on or following the date of such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquiror), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares subject to such Award, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units, will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

16. Taxes.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash (including cash from the sale of Shares issued to Participant) or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c) Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Parent or Subsidiary of the Company, nor will they interfere in any way with the Participant’s right or the right of the Company or its Parent or Subsidiary to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

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18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan. The Plan was adopted by the Board on             , 2014, effective upon approval by the stockholders at the annual meeting on June 3, 2014. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 20 of the Plan.

20. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise, receipt, or settlement of an Award, the Company may require the person exercising or receiving such Award or settlement to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

24. Recoupment. Notwithstanding any other provision of the Plan or any Award granted under the Plan, any recoupment or “clawback” policies adopted by the Administrator pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law shall apply to Awards granted under the Plan and any Shares that may be issued pursuant to such Awards to the extent the Administrator provides at the time the policy is adopted.

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IKANOS COMMUNICATIONS, INC.
ATTN: DANA HABERLAND
47669 FREMONT BLVD.
FREMONT, CA 94538
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M72181-P50534 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
IKANOS COMMUNICATIONS, INC.
The Board of Directors recommends you vote FOR the following:
For All Withhold All For All Except
To withhold authority to vote for any individual nominee, mark “For All Except” and write the number of the nominee on the line below.
1. Election of Directors
Nominees:
01) Omid Tahernia
02) Jason W. Cohenour
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.
For Against Abstain
2. Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm (independent auditors) for the fiscal year ending December 28, 2014.
3. Approval of the Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 150,000,000 to 200,000,000.
4. Approval of the 2014 Stock Incentive Plan.
5. Advisory vote on our executive compensation.
NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
For address change/comments, mark here.
(see reverse for instructions)
Please indicate if you plan to attend this meeting Yes No
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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.
M72182-P50534
IKANOS COMMUNICATIONS, INC.
2014 Annual Meeting of Stockholders
This proxy is solicited by the Board of Directors of
Ikanos Communications, Inc.
The undersigned stockholder of Ikanos Communications, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 23, 2014, and hereby appoints Dennis Bencala and Andrew S. Hughes as proxies and attorneys-in-fact with full power to substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2014 annual meeting of stockholders of Ikanos Communications, Inc. to be held on Tuesday, June 3, 2014, at 2:00 p.m., Pacific Daylight Time, at the Fremont Marriott Silicon Valley, 46100 Landing Parkway, Fremont, California 94538, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.
THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, “FOR” THE RATIFICATION OF OUR INDEPENDENT AUDITORS, “FOR” APPROVAL OF THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 150,000,000 TO 200,000,000, “FOR” APPROVAL OF THE 2014 STOCK INCENTIVE PLAN AND “FOR” ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION.
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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side